Exhibit 4.9

AGREEMENT ON GRANTING OF CREDIT FACILITY No.2011/83-1	ДОГОВОР O ПРЕДОСТАВЛЕНИИ КРЕДИТНОЙ ЛИНИИ №2011/83-1

THIS AGREEMENT is made the on day of 2011 in the City of Moscow	НАСТОЯЩИЙ ДОГОВОР заключен “ “ 2011 года в городе Москве

BETWEEN:	МЕЖДУ:

Mobile TeleSystems Open Joint Stock Company, a legal entity, established and registered in accordance with the laws of the Russian Federation, having its registered office at 4, Marksistskaya Str, 109147, Moscow, the Russian Federation (hereinafter referred to as the “Borrower”),

Открытым акционерным обществом «Мобильные ТелеСистемы», юридическим лицом, созданным и зарегистрированным в соответствии с законодательством Российской Федерации с местонахождением по адресу: Российская Федерация, 109147, Москва, ул. Марксистская, 4 (далее именуемый - «Заемщик»),

AND	И

“ING BANK (EURASIA) ZAO” (Closed Joint Stock Company), a bank established and registered in accordance with the laws of the Russian Federation having its registered office at 36, Krasnoproletarskaya St., 127473, Moscow, the Russian Federation (hereinafter referred to as the “Bank”),

«ИНГ БАНК (ЕВРАЗИЯ) ЗАО» (ЗАКРЫТОЕ АКЦИОНЕРНОЕ ОБЩЕСТВО), банком, созданным и зарегистрированным в соответствии с законодательством Российской Федерации с местонахождением по адресу: Российская Федерация, 127473 Москва, ул. Краснопролетарская, 36 (далее именуемый - «Банк»),

(jointly referred to as the “Parties” and each as the “Party”)	(далее совместно именуемые «Стороны» и каждый - «Сторона»)

WHEREAS:	ПРИНИМАЯ ВО ВНИМАНИЕ, ЧТО:

(1) The Borrower has requested from the Bank a revolving credit facility (the “Facility”) for the purposes of	(1) Заемщик запросил у Банка возобновляемую кредитную линию («Линия») в целях

financing of working capital of the Borrower	финансирования оборотного капитала Заемщика

(2) The Bank is willing to grant the Facility on the terms and conditions set forth in this Agreement;	(2) Банк изъявляет желание предоставить Линию на условиях, изложенных в настоящем Договоре;

THE PARTIES HAVE AGREED ON THE FOLLOWING:	СТОРОНЫ ПРИШЛИ К СОГЛАШЕНИЮ О НИЖЕСЛЕДУЮЩЕМ:

1. DEFINITIONS AND INTERPRETATIONS	1. ОПРЕДЕЛЕНИЯ И ТОЛКОВАНИЕ

1.1. Definitions	1.1. Определения

In this Agreement, the following terms and expressions shall have the meanings set out below:	В настоящем Договоре следующие термины и выражения имеют значения, указанные ниже:

“Bitel” shall mean a legal entity OOsO Bitel, established and registered in accordance with the laws of Kyrgyz Republic, having its registered office at 121, Chuy avenue, 720000, Kyrgyz Republic;

«Бител» означает юридическое лицо ООсО «Бител», созданное и зарегистрированное в соответствии с законодательством Кыргызской Республики с местонахождением по адресу: Кыргызская Республика, 720000, г. Бишкек, проспект Чуй, д. 121;

“Advance” shall mean, save as otherwise provided herein, an amount in Rubles, Euros, US Dollars (as from time to time may be reduced by repayment or prepayment) made available by the Bank under Clause 3 of this Agreement;

«Выплата» означает, если иное не предусмотрено настоящим Договором, сумму в Рублях, Евро, Долларах США (размер которой может периодически сокращаться в ходе погашения либо досрочного погашения), предоставленную Банком в соответствии со Статьей 3 настоящего Договора;

“US GAAP” shall mean generally accepted accounting principles, standards and practices in the United States of America;	«ГААП США» означает общепринятые принципы, стандарты и практику ведения бухгалтерского учета в Соединенных Штатах Америки;

“Group” shall mean the Borrower and its Subsidiaries for the time being;	«Группа» означает Заемщика и его Дочерние Компании на соответствующий момент времени;

“Repayment Date” in respect of any Advance shall mean the date which is indicated in the Drawdown Request for respective Advance pursuant to Clause 3 hereof;	«Дата Погашения» в отношении любой Выплаты означает дату, указанную в Заявлении о Предоставлении для соответствующей Выплаты в соответствии со Статьей 3 настоящего Договора;

“Interest Payment Date” shall mean the last day of the respective Interest Period;	«Дата Уплаты Процентов» означает последний день соответствующего Процентного Периода;

“Agreement” shall mean this agreement and all attachments hereto;	«Договор» означает настоящий Договор и все приложения к нему;

“US Dollars” and “USD” shall be construed to mean lawful currency of the United States of America;	«Доллары США» и «USD» означают законное платежное средство Соединенных Штатов Америки;

“Available Facility” shall mean an amount equal to Maximum Amount deducting Principal Amount (calculated in the currency of the Maximum Amount);	«Доступная Сумма» означает сумму, равную Максимальной Сумме за вычетом Основного Долга (рассчитанного в валюте Максимальной Суммы);

“Subsidiary” shall mean an entity from time to time of which a person has Сontrol or owns more than 50% of the share capital or similar right of ownership.;	«Дочерняя компания» означает юридическое лицо, над которым Заемщик осуществляет Контроль и/или владеет более чем 50% уставного капитала либо схожего права владения;

“EURIBOR” shall mean:	«ЕВРИБОР» означает:

(1)  the indicative offered interest rate per annum for deposits (loans) at the European interbank money market, as determined by the Banking Federation of the European Union on the basis of the rates at which active participants in the European interbank money market offer deposits (loans) in Euro for a time period mostly corresponding to the relevant Advance Tenor, as displayed by the company “Reuters Limited” through the service “Reuter Monitor” on the display page designated as “EURIBOR01” two Business Days prior to the first day of the relevant Advance Tenor;

(1)  индикативную годовую процентную ставку предоставления депозитов (кредитов) на Европейском межбанковском рынке, формируемую Европейской Банковской Федерацией на основе ставок размещения депозитов (кредитов) в Евро, объявляемых активными участниками Европейского межбанковского рынка на срок, максимально приближенный к соответствующему Сроку Выплаты, публикуемую компанией «Рейтерс Лимитед» (Reuters Limited) через службу «Рейтер Монитор» («Reuter Monitor») на странице «EURIBOR01» за два Рабочих Дня до первого дня соответствующего Срока Выплаты;

or	или

(2)  in case of indeterminacy of the interest rate pursuant to paragraph (1) above or in case the Bank is unable to raise funds in a necessary amount at interbank money market at EURIBOR - the rate per annum (rounded to four decimal places) for deposits (loans) in Euro for a time period mostly corresponding to the relevant Advance Tenor as advised to the Bank at its request by any active participant of the interbank money market selected by the Bank at its sole discretion;

(2)  в случае если невозможно определить ставку в соответствии с абзацем (1) выше либо если Банк не может привлечь средства в необходимом размере на межбанковском рынке по ЕВРИБОР - годовая ставка (с округлением до десятитысячных) для депозитов (кредитов) в Евро на срок, максимально приближенный к соответствующему Сроку Выплаты, сообщенная Банку по его просьбе любым активным участником межбанковского денежного рынка, выбранным Банком по своему усмотрению;

“Euro” and “EUR” shall mean the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty Establishing the European Community (Treaty of Rome) with changes and amendments;

«Евро» и «EUR» означает законное платежное средство стран членов Европейского Союза, принявших единую валюту в соответствии с Договором, Создавшим Европейское Сообщество (Римский Договор) с изменениями и дополнениями;

“Drawdown Notice” shall mean, save as otherwise provided for herein, an application of the Borrower requesting an Advance to be prepared substantially in the form of Annex 1 of this Agreement;

«Заявление о Предоставлении» означает, если иное не предусмотрено настоящим Договором, заявление Заемщика с просьбой о предоставлении ему Выплаты, подготовленное по форме Приложения 1 к настоящему Договору;

“ING Bank N.V.” shall mean a legal entity, established and registered in accordance with the laws of The Netherlands, having its registered office at Bijlmerplein 888, 1102 MG Amsterdam, The Netherlands;

«ИНГ Банк Н.В.» означает юридическое лицо, созданное и зарегистрированное в соответствии с законодательством Нидерландов, с местонахождением по адресу: Bijlmerplein 888, 1102 MG, Амстердам, Нидерланды;

“Contracts” means collectively the Export Contract and the Local Contracts, and “Contract” means any of them;	«Контракты» означает совместно Экспортный Контракт и Местные Контракты, и «Контракт» означает любой из этих контрактов;

“Control” (including “under control”) of a legal entity by any person or persons (hereinafter —	«Контроль» (включая «контролируется», «под контролем») любого лица (далее по тексту -

“Controlling person”) shall be construed as:	«Контролирующее лицо») над юридическим лицом означает:

the possession of the power to direct or cause the direction of the management polices of a person, whether through the ownership of voting securities, by power of attorney, contract or credit arrangement, as trustee or executor, or otherwise, including the right to appoint more than 50% of members of the authorized bodies;

осуществление права определять, либо влиять на принятие решений и давать обязательные для исполнения указания в отношении управления юридического лица, посредством владения голосующими акциями/долями, доверенности, договора, кредитного соглашения, в роли доверительного управляющего, либо иным способом, включая право назначать более 50% состава органов управления;

“Adjustment Ratio” shall mean a ratio (rounded to four decimal places) of 365 to 360 or 366 to 360 (if 29 February falls within the respective year);	«Коэффициент Коррекции» означает отношение (с округлением до десятитысячных) 365 к 360 либо 366 к 360 (если 29 февраля выпадает на соответствующий год);

“LIBOR” shall mean:	«ЛИБОР» означает:

(1)   the indicative offered interest rate per annum for deposits (loans) at the London interbank money market, as calculated by the British Bankers’ Association on the basis of the rates at which active participants in the London interbank money market offer deposits (loans) in a currency of respective Advance for a time period mostly corresponding to the relevant Advance Tenor, as displayed by the company “Reuters Limited” through the service “Reuter Monitor” on the display page designated as “LIBOR01” about 15:00 p.m. (MSK) two Business Days prior to the first day of the relevant Advance Tenor;

(1)   индикативную годовую процентную ставку предоставления депозитов (кредитов) на лондонском межбанковском рынке, формируемую Британской Ассоциацией Банкиров на основе ставок размещения депозитов (кредитов) в валюте соответствующей Выплаты, объявляемых активными участниками лондонского межбанковского денежного рынка на срок, максимально приближенный к соответствующему Сроку Выплаты, публикуемую компанией «Рейтерс Лимитед» (Reuters Limited) через службу «Рейтер Монитор» («Reuter Monitor») на странице «LIBOR01» около 15:00 часов (МСК) за два Рабочих Дня до первого дня соответствующего Срока Выплаты;

or	или

(2)   in case of indeterminacy of the interest rate pursuant to paragraph (1) above or in case the Bank is unable to raise funds in a necessary amount at interbank money market at LIBOR - the rate per annum (rounded to four decimal places) for deposits (loans) in a currency of respective Advance for a time period mostly corresponding to the relevant Advance Tenor as advised to the Bank at its request by any active participant of London interbank money market selected by the Bank at its sole discretion;

(2)   в случае если невозможно определить ставку в соответствии с абзацем (1) выше либо если Банк не может привлечь средства в необходимом размере на межбанковском рынке по ЛИБОР - годовая ставка (с округлением до десятитысячных) для депозитов (кредитов) в валюте соответствующей Выплаты на срок, максимально приближенный к соответствующему Сроку Выплаты, сообщенная Банку по его просьбе любым активным участником лондонского межбанковского денежного рынка, выбранным Банком по своему усмотрению;

“Maximum Amount” shall mean	«Максимальная Сумма» означает

2,500,000,000.00 (Two billion five hundred million) Rubles;	2.500.000.000,00 (Два миллиарда пятьсот миллионов) Рублей;

“Margin” shall mean interest rate of 1.25% (One point twenty-five per cent) per annum;	«Маржа» означает процентную ставку равную 1,25 (Одна целая двадцать пять сотых процента) годовых;

“Local Contracts” shall mean each of:	«Местные Контракты» означает любой из следующих контрактов:

(a)  framework implementation contract no.ECR/KZ 04:152 dated 16 August 2004 (as most recently amended on 31 March 2009 and as further amended from time to time) between the Borrower and Ericsson Russia, as the same may be amended from time to time, together with any purchase order issued pursuant to a Local Contract by the Borrower to Ericsson Russia and confirmed by Ericsson Russia on or after 1 April 2009 or supplement thereto;

(a)  рамочный контракт о внедрении №ECR/KZ 04:152 от 16 августа 2004 года (с изменениями от 31 марта 2009 года и с впоследствии внесенными изменениями) между Заемщиком и Эрикссон Россия, с время от времени вносимыми изменениями, вместе с любым заказом на покупку, согласно Местному Контракту от Заемщика к Эрикссон Россия и подтвержденным Эрикссон Россия 1 апреля 2009 года или позднее; или дополнение к нему;

(b)  framework implementation contract no.ECR/KK-09:191 entered into or to be entered in (as the context requires) between the Borrower and Ericsson Russia, as the same may be amended from time to time, together with any purchase order issued pursuant to a Local Contract by the Borrower to Ericsson Russia and confirmed by Ericsson Russia on or after 1 April 2009 or supplement thereto;

(b)  рамочный контракт о внедрении №ECR/KK-09:191, заключенный или подлежащий заключению (в зависимости от обстоятельств) между Заемщиком и Эрикссон Россия, с время от времени вносимыми изменениями, вместе с любым заказом на покупку, согласно Местному Контракту от Заемщика к Эрикссон Россия и подтвержденным Эрикссон Россия 1 апреля 2009 года или позднее; или дополнение к нему;

(c) framework implementation contract no. ECR/KZ 09:531 dated 26 June 2009 between the Borrower and Ericsson Russia, as the same may be amended from time to time;	(c) рамочный контракт о внедрении №ECR/KZ 09:531 от 26 июня 2009 года между Заемщиком и Эрикссон Россия, с время от времени вносимыми изменениями;

(d) framework implementation contract no. ECR/KZ 07:365 dated 27 April 2007 between the Borrower and Ericsson Russia, as the same may be amended from time to time;	(d) рамочный контракт о внедрении №ECR/KZ 07:365 от 27 апреля 2007 между Заемщиком и Эрикссон Россия, с время от времени вносимыми изменениями;

(e) framework implementation contract no. ECR/KZ 07:396 dated 28 December 2007 between the Borrower and Ericsson Russia, as the same may be amended from time to time; and	(e) контракт №ECR/KZ 07:396 от 28 декабря 2007 года между Заемщиком и Эрикссон Россия, с время от времени вносимыми изменениями; и

(f) framework implementation contract no. ECR/KZ 08:490 dated 30 July 2008 between the Borrower and Ericsson Russia, as the same may be amended from time to time,	(f) контракт №ECR/KZ 08:490 от 30 июля 2008 года между Заемщиком и Эрикссон Россия, с время от времени вносимыми изменениями,

in each case together with any purchase order issued pursuant to a Local Contract by the Borrower to Ericsson Russia and confirmed by Ericsson Russia on or after 1 April 2009 or supplement thereto;	в каждом случае вместе с любым заказом на покупку согласно Местному Контракту от Заемщика к Эрикссон Россия и подтвержденным Эрикссон Россия 1 апреля 2009 года или позднее; или дополнение к нему;

“MosPrime” shall mean:	«МосПрайм» означает:

(1)  the indicative offered interest rate per annum for loans (deposits) at the Moscow interbank money market, as calculated by the National Foreign Exchange Association (NFEA) on the basis of the rates at which active participants in the Moscow interbank money market offer for loans (deposits) in Rubles for a time period mostly corresponding to the relevant Advance Tenor, as displayed by the company “Reuters Limited” through the service “Reuter Monitor” on the display page designated as “MOSPRIME1” or on any other equivalent substitutive display page; in case the mentioned page is replaced or the service “Reuter Monitor” ceases to be available - a relevant rate displayed by the National Foreign Exchange Association on Internet at the web page www.nva.ru; about 12:00 p.m. (MSK) of the Business Day immediately preceding the first day of the relevant Advance Tenor;

(1)  индикативную годовую процентную ставку предоставления рублевых кредитов (депозитов) на московском межбанковском денежном рынке, формируемую Некоммерческой организацией «Национальная валютная ассоциация (НВА)» на основе ставок размещения кредитов (депозитов) в Рублях, объявляемых активными участниками московского денежного рынка на срок, максимально приближенный к соответствующему Сроку Выплаты, публикуемую компанией «Рейтерс Лимитед» (Reuters Limited) через службу «Рейтер Монитор» («Reuter Monitor») на странице «MOSPRIME1» или на любой эквивалентной замещающей странице; в случае замены указанной страницы или недоступности службы «Рейтер Монитор» - соответствующая ставка, публикуемая Национальной валютной ассоциацией в сети «Интернет» на странице www.nva.ru; около 12:00 часов (МСК) Рабочего Дня, предшествующего первому дню соответствующего Срока Выплаты;

or	или

(2)  in case of indeterminacy of the interest rate pursuant to paragraph (1) above or in case the Bank is unable to raise funds in a necessary amount at interbank market at MosPrime - the rate per annum (rounded to four decimal places) for loans (deposits) in Rubles for a time period mostly corresponding to the relevant Advance Tenor as advised to the Bank at its request by any bank, participating in quotation of MosPrime Rate in accordance with regulations of National Currency Association of Russia as of the date of this Agreement and selected by the Bank at its sole discretion;

(2)  в случае если невозможно определить ставку в соответствии с абзацем (1) выше либо если Банк не может привлечь средства в необходимом размере на межбанковском рынке по МосПрайм - годовая ставка (с округлением до десятитысячных) для кредитов (депозитов) в Рублях на срок, максимально приближенный к соответствующему Сроку Выплаты, сообщенная Банку по его просьбе любым из банков, участвующих в формировании индикативной ставки MosPrime Rate в соответствии с правилами Национальной Валютной Ассоциации России на дату заключения настоящего Договора, выбранным Банком по своему усмотрению;

“MTS Ukraine” shall mean a legal entity Closed joint stock company “Ukraine mobile communication”, established and registered in accordance with the laws of the Ukraine, having its registered office at 15, Leyptsigskaya Str, Kiev, 01015, the Ukraine;

«МТС Украина» означает юридическое лицо Закрытое акционерное общество «Украинская мобильная связь», созданное и зарегистрированное в соответствии с законодательством Украины с местонахождением по адресу: Украина, 01015, г. Киев, ул. Лейпцигская, 15;

“MSK” shall mean Moscow time;	«МСК» означает московское время;

“Encumbrance” shall mean a mortgage, pledge, lien or other encumbrance securing any obligation of any person or any other type	«Обременение» означает ипотеку, залог, право удержания или иное обременение, обеспечивающее любое обязательство какого-

arrangement having a similar effect;	либо лица, любое соглашение, имеющее аналогичный эффект;

“General Terms and Conditions” shall mean General Terms and Conditions of “ING BANK (EURASIA) ZAO” (Closed Joint Stock Company) in their changed, supplemented or otherwise renewed form;	«Общие Условия» означает Общие условия «ИНГ БАНК (ЕВРАЗИЯ) ЗАО» (ЗАКРЫТОЕ АКЦИОНЕРНОЕ ОБЩЕСТВО) с учетом изменений и дополнений, внесенных в таковые;

“Final Maturity Date” shall mean the date which falls 12 (Twelve) months after the date of this Agreement;	«Окончательная Дата Погашения» означает дату, которая наступает через 12 (Двенадцать) месяцев от даты заключения Договора;

“Principal Amount” shall mean the totality of the Advances made and being outstanding hereunder from time to time (calculated in the currency of the Maximum Amount);	«Основной Долг» означает совокупность Выплат, предоставленных и остающихся непогашенными на тот или иной момент (рассчитанную в валюте Максимальной Суммы);

“Availability Period” shall mean a time period commencing on the date of this Agreement and ending one Business Day prior to the Final Maturity Date;	«Период Предоставления» означает период времени, начинающийся в дату подписания настоящего Договора и заканчивающийся за один Рабочий День до Окончательной Даты Погашения;

“Personal Data” shall mean information described in the Federal Law dated 27.07.2006 # 152-FZ “On personal data” relating to the particular or defined on the basis of such information person (which is a subject of personal data);

«Персональные Данные» означает указанную в Федеральном Законе от 27.07.2006 г. № 152-ФЗ «О персональных данных» информацию, относящуюся к определенному или определяемому на основании такой информации физическому лицу (субъекту персональных данных);

“Interest Period” shall have meaning given to it in the sub-clause 4.1 of Clause 4 of this Agreement;	«Процентный Период» имеет значение, данное этому термину в пункте 4.1 Статьи 4 настоящего Договора;

“Business Day” shall mean any day on which banks in Moscow, London and New York are open for business in accordance with the law of the relevant jurisdiction and banking practice;	«Рабочий День» означает любой день, в который банки в Москве, Лондоне и Нью-Йорке открыты для совершения операций в соответствии с правом соответствующей юрисдикции и банковской практикой;

“Permitted Encumbrance” shall mean	«Разрешенные Обременения» означает

(a)  any Encumbrance on any assets of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or any Encumbrance of the Borrower or becomes a Subsidiary of the Borrower and not created in contemplation of such event, provided that no such Encumbrance shall extend to any other assets;

(a)  любое Обременение на какие-либо активы любого юридического лица, существующие на тот момент, когда такое юридическое лицо объединяется или консолидируется с Заемщиком или включается в любое Обременение Заемщика, или становится Дочерней Компанией Заемщика, и которое не было причиной для создания такого события, при условии что такое Обременение не распространяется на любые другие активы;

(b) any Encumbrance existing on any assets prior to the acquisition thereof by the Borrower or any Subsidiary of the Borrower and not	(b) любое Обременение, распространяющееся на какие-либо активы до их приобретения Заемщиком или Дочерней Компанией

created in contemplation of such acquisition, provided that no such Encumbrance shall extend to any other assets;	Заемщика и которое не было причиной такого приобретения, при условии, что такое Обременение не распространяется на любые другие активы;

(c)  any Encumbrance (other than the assets supplied under the Contract) on any assets securing Financial Indebtedness of the Borrower or Financial Indebtedness of any Subsidiary of the Borrower incurred or assumed for the purpose of financing all or part of the cost of acquiring, repairing or refurbishing such assets, provided that (i) no such Encumbrance shall extend to any other assets; (ii) the aggregate principal amount of all Financial Indebtedness secured by such Encumbrance on such assets shall not exceed the lower of (x) the purchase price of such assets and (y) the fair market value of such assets at the time of acquisition, repair or refurbishing; and (iii) such Encumbrance attaches to such assets concurrently with the repair or refurbishing thereof or within 90 days after the acquisition thereof, as the case may be;

(c)  любое Обременение (за исключением активов, которые были поставлены по Контракту) на любые активы, которые выступают в качестве обеспечения Финансовой Задолженности Заемщика или Финансовой Задолженности какой-либо Дочерней Компании Заемщика, понесенное или принятое для целей финансирования всех или части расходов на приобретение, ремонт или реконструкцию таких активов, при условии что (i) такое Обременение не распространяется на любые другие активы; (ii) совокупная основная сумма всей Финансовой Задолженности, обеспеченной таким Обременением на такие активы, не должна превышать наименьшей из (x) цены приобретения таких активов и (y) рыночной стоимости таких активов на момент приобретения, ремонта или реконструкции; и (iii) такое Обременение возникает в отношении таких активов одновременно с ремонтом или их реконструкцией или в течение 90 дней после их приобретения, в зависимости от обстоятельств;

(d)  any Encumbrance arising by operation of law, including any Encumbrance (i) arising in the ordinary course of business with respect to amounts not yet delinquent or being contested by the Borrower or a Subsidiary of the Borrower in good faith in appropriate proceedings or (ii) for taxes, assessments, government charges or claims, including without limitation those in favour of Russian governmental fiscal authorities;

(d)  любое Обременение, возникающее в силу закона, в том числе любое Обременение (i) возникающее в ходе обычной хозяйственной деятельности в отношении сумм, которые не уплачены или оспариваются Заемщиком или любой Дочерней Компанией Заемщика добросовестно в соответствующих судебных процессах или (ii) в связи с уплатой налогов, взносов, требованиями или претензиями со стороны государственных органов, включая, но не ограничиваясь, требованиями или претензиями со стороны налоговых органов Российской Федерации;

(e) any Encumbrance on the assets of any Subsidiary of the Borrower securing intercompany Financial Indebtedness of such Subsidiary owing to the Borrower or another Subsidiary of the Borrower;	(e) любое Обременение на активы любой Дочерней Компании Заемщика, обеспечивающее внутригрупповую Финансовую Задолженность такой Дочерней Компании перед Заемщиком или другой Дочерней Компанией;

(f)  any netting or set-off arrangement entered into by a member of the Group with a bank or any other financial institution in the normal course of its banking arrangements for the purpose of netting or setting off its debit and credit facilities with that bank or financial

(f)  любой договор о взаимной компенсации требований и обязательств или о зачете требований, заключенный любой компанией Группы с каким-либо банком или иной финансово-кредитной организацией в ходе своей обычной деятельности в целях взаимной

institution;	компенсации или зачета дебетовых и кредитовых сумм по соответствующим кредитам, заключенным с таким банком или финансово-кредитной организацией;

(g)  easements, rights-of-way, restrictions and any other similar charges or encumbrances incurred in the ordinary course of business and not interfering in any material respect with the business of the Borrower or the business of any Subsidiary of the Borrower, including any encumbrance or restriction with respect to an equity interest of any joint venture pursuant to a joint venture agreement (but each time provided it is not an easement, rights-of-way, restriction or any other similar charge or encumbrance on assets supplied under the Contract);

(g)  сервитуты, права прохода, ограничения и любые другие подобные сборы или обременения, возникшие в ходе обычной хозяйственной деятельности и не являющиеся существенным вмешательством в обычную хозяйственную деятельность Заемщика или любой Дочерней Компании Заемщика, включая любое обременение или ограничение в отношении доли капитала любого совместного предприятия в соответствии с соглашением о совместном предприятии (но каждый раз, если это не сервитут, права прохода, ограничение или любые другие подобные сборы или обременения на активы, поставленные в соответствии с Контрактами);

(h)  any extension, renewal or replacement of any Encumbrance described in paragraphs (a) to (g) above, provided that (i) such extension, renewal or replacement shall be no more restrictive in any material respect than the original Encumbrance; (ii) the amount of Financial Indebtedness secured by such Encumbrance is not increased; (iii) if the assets securing the Financial Indebtedness subject to such Encumbrance are changed in connection with such refinancing, extension or replacement, the fair market value of the property or assets is not increased and (iv) the Encumbrance is not constituted over assets supplied under any of the Contracts; and

(h)  любое расширение, обновление или замена любого Обременения, описанного в пунктах (a) — (g) выше, при условии что (i) такое расширение, обновление или замена не должны быть более ограниченными в любом существенном значении, чем само Обременение; (ii) величина Финансовой Задолженности, обеспеченной таким Обременением, не увеличивается; (iii) если активы, обеспечивающие величину Финансовой Задолженности с учетом Обременения, меняются в связи с таким рефинансированием, расширением или заменой, рыночная стоимость имущества или активов не увеличивается и (iv) если такие Обременения не распространяются на активы, поставленные по Контрактам; и

(i)  any other Encumbrance (excluding any Encumbrance (i) described in (a) to (h) above and (ii) over assets supplied under any of the Contracts) provided that immediately after giving effect to such Encumbrance, the aggregate amount of all secured Financial Indebtedness of the Group secured by Encumbrance under this paragraph (i) does not exceed 10% (Ten per cent) of the Borrower’s total assets as this value is specified in the Borrower’s consolidated audited financial statements prepared in accordance with US GAAP at the end of the respective financial year.

(i)  любое иное Обременение (исключая любое (i) Обременение, описанное в (a) - (h) выше, и (ii) Обременение в отношении активов, поставленных по Контрактам), при условии, что сразу же после вступления в силу такого Обременения, общая сумма всей обеспеченной Финансовой Задолженности Группы, обеспеченная Обременением, указанным в настоящем подпункте (i), не превышает 10% (Десять процентов) от величины балансовой стоимости активов Заемщика, как эта величина указана в консолидированной аудированной финансовой отчетности Заемщика, подготовленной в соответствии с ГААП США на конец соответствующего финансового года.

“Break Costs” shall mean the amount (if any)	«Расходы, Связанные с Изменением Сроков»

calculated by the Bank by which	означает рассчитываемую Банком сумму (если таковая имеется), на которую

(1)   an amount of the interest (excluding the Margin) which the Bank should have received for the period starting on the date of receipt of the relevant Advance (in whole or any part) and ending on the immediately following Interest Payment Date for that Advance, had the respective sum received thereby been paid on such Interest Payment Date

(1)   сумма процентов (за вычетом Маржи), которую Банк получил бы за период, начинающийся в дату получения соответствующей Выплаты (полностью или частично) и заканчивающийся в ближайшую следующую Дату Уплаты Процентов, установленную для такой Выплаты, если бы полученная таким образом сумма была выплачена в такую Дату Уплаты Процентов,

exceeds	Превышает

(2)   the amount which the Bank would be able to obtain by placing an amount equal to the sum received thereby on deposit with a any leading bank in the interbank money market for a period starting on the Business Day following receipt of such sum and ending on the immediately following Interest Payment Date for the relevant Advance;

(2)   сумму, которую Банк смог бы получить в результате размещения суммы, равной полученной таким образом сумме, в виде депозита в каком-либо ведущем банке на межбанковском рынке за период, начинающийся в день получения такой суммы и заканчивающийся в ближайшую следующую Дату Уплаты Процентов, установленную для соответствующей Выплаты;

“RAS” shall mean rules and principals consistently applied for accounting and reporting within the territory of the Russian Federation;	«РСБУ» означает последовательно применяемые правила и принципы бухгалтерского учета и отчетности, действующие на территории Российской Федерации;

“Ruble” shall mean denote lawful currency of the Russian Federation;	«Рубли» означает законное платежное средство Российской Федерации;

“INGClient System” shall mean the duly certified electronic payment system of the Bank intended for the preparation and transfer of instructions, information and other documents in electronic form;

«Система «INGClient»» означает надлежаще сертифицированную электронную систему обмена информацией Банка, предназначенная для подготовки и передачи распоряжений, информации и иных документов в электронном виде;

“Event of Default” shall mean any event referred to as such in Clause 13 of this Agreement subject to the provisions of the subclause 13.1 of Clause 13 hereof;	«Случай Досрочного Истребования» означает любое из обстоятельств, указанных в качестве таковых в Статье 13 настоящего Договора, с учетом положений пункта 13.1 Статьи 13 настоящего Договора;

“Advance Tenor” shall mean a time period commencing on the date of disbursement of the respective Advance and ending on the Repayment Date for such Advance;	«Срок Выплаты» означает период времени, начинающийся в дату предоставления соответствующей Выплаты и заканчивающийся в Дату Погашения для такой Выплаты;

“Cost of Funds” shall mean the annum interest rate offered by the Bank (acting reasonably and in good faith), to be that at which the Bank, from time to time, would have been able to raise funds in a currency of the relevant

«Стоимость Фондирования» означает годовую процентную ставку, предлагаемую Банком (действующим разумно и добросовестно) на основании годовой процентной ставки, по которой Банк, в соответствующий момент

Advance at the interbank money market in an amount and for a tenor corresponding to the amount of the respective Advance and the relevant Advance Tenor, taking into consideration additional costs and expenses of the Bank for raising funds in order to finance such Advance;

времени, мог бы привлечь денежные средства в валюте соответствующей Выплаты на межбанковском денежном рынке в сумме и на срок, равные сумме такой Выплаты и соответствующему Сроку Выплаты, с учетом дополнительных расходов и затрат Банка на организацию привлечения денежных средств для финансирования такой Выплаты;

“Material Adverse Effect” shall mean a material adverse, in the opinion of the Bank, change in or effect on any of the business, assets, operations, property, or financial condition of the Borrower.

«Существенное Негативное Воздействие» означает неблагоприятное, по разумному и обоснованному мнению Банка, изменение в или воздействие на хозяйственную деятельность, активы, операции, имущество или финансовое состояние Заемщика.

Provided that any losses, expenses, and any payments against the Borrower which the Borrower will have to make under any court proceeding, action or claim in relation to acquisition, reorganization or ownership rights of Bitel by the Borrower (or its affiliates) , such losses, expenses, and any payments not exceeding 330,000,000.00 (Three hundred thirty million) US Dollars or its equivalent in any other currency shall be disregarded when considering the Material Adverse Effect.

При этом любые убытки, расходы, а также любые выплаты, которые Заемщик будет обязан сделать в рамках любого судебного процесса, иска или требования к Заемщику в отношении приобретения, реорганизации или прав собственности Заемщика (его аффилированных лиц) на Бител, не будут приниматься в расчет при определении наличия Существенного Негативного Воздействия, при условии, что такие убытки или расходы (выплаты) не превышают 330.000.000,00 (Триста тридцать миллионов) Долларов США или эквивалент в иной валюте.

“Accounts of the Borrower” shall mean jointly:	«Счета Заемщика» означает совместно:

(1)   Current account of Borrower in Rubles No40702810200001001817 (“Account of the Borrower in Rubles”), opened by the Bank according to Agreement on Opening and Operation of Account dated 04.07.2000, entered into by the Bank and the Borrower (“Agreement on Account of the Borrower in Rubles”);

(1)   Расчетный счет Заемщика в Рублях №40702810200001001817 («Счет Заемщика в Рублях»), открытый Банком на основании договора об открытии и ведении счета от 04.07.2000, заключенного между Банком и Заемщиком («Договор Счета Заемщика в Рублях»);

(2)   Current account of the Borrower in USD No40702840500001001817 (“Account of the Borrower in USD”), opened by the Bank according to Agreement on Opening and Operation of Account dated 04.07.2000, entered into by the Bank and the Borrower (“Agreement on Account of the Borrower in USD”);

(2)   Расчетный счет Заемщика в Долларах США №40702840500001001817 («Счет Заемщика в Долларах»), открытый Банком на основании договора об открытии и ведении счета от 04.07.2000, заключенного между Банком и Заемщиком («Договор Счета Заемщика в Долларах США»);

(3) Current account of the Borrower in EUR No40702978100001001817 (“Account of the Borrower in EUR”), opened by the Bank according to Agreement on	(3) Расчетный счет Заемщика в Евро №40702978100001001817 («Счет Заемщика в Евро»), открытый Банком на основании договора об открытии и

Opening and Operation of Account dated 23.08.2007, entered into by the Bank and the Borrower (“Agreement on Account of the Borrower in EUR”);	ведении счета от 23.08.2007, заключенного между Банком и Заемщиком («Договор Счета Заемщика в Евро»);

“Account of the Borrower” shall mean any of the above Accounts of the Borrower and “Account Agreement” shall mean any of the above Agreements on Account of the Borrower;	«Счет Заемщика» означает любой из вышеуказанных Счетов Заемщика, и «Договор Счета» означает любой из вышеуказанных Договоров Счета Заемщика;

“Financial Indebtedness” shall mean any indebtedness for or in respect of:	«Финансовая Задолженность» означает любую задолженность в отношении:

(a) moneys borrowed;	(a) заёмных денежных средств;

(b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;	(b) сумм, привлеченных путем акцепта по акцептному или бездокументарному кредиту;

(c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;	(c) сумм, привлечённых по любому кредиту или выпуску любых облигаций, векселей, долговых обязательств или иных аналогичных долговых инструментов;

(d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with US GAAP, be treated as a finance or capital lease;	(d) сумм обязательств в отношении любого договора аренды или покупки в рассрочку, который в соответствии с ГААП США рассматривается как финансовая или капитальная аренда;

(e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(e)   проданной или уступленной дебиторской задолженности (кроме тех случаев, когда покупатель такой дебиторской задолженности не имеет права требования к лицу, продавшему такую дебиторскую задолженность);

(f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;	(f) сумм денежных средств, привлеченных по какой-либо другой сделке (включая форвардные контракты купли-продажи), имеющей коммерческий эффект денежного заимствования или кредита;

(g)   any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(g)   любых операций с производными финансовыми инструментами, направленных на защиту или получение дохода от колебаний какого-либо курса или цены (и где расчет стоимости любой операции с производными финансовыми инструментами производится только на основании рыночной стоимости);

(h) shares which are expressed to be redeemable at the option of the holder on or prior to the Final Maturity Date (but excluding any accrued dividends)	(h) акций, которые рассматриваются как подлежащие выкупу по требованию держателя этих акций в или до Окончательной Даты Погашения (но исключая любые накопленные дивиденды)

(and for the avoidance of doubt, to the extent that any shares may be redeemable at the option of the holder solely as a result of a company reorganization or major transaction (as these terms are construed by applicable Russian law), such shares shall not be included for the purposes of this definition prior to the holder of the shares exercising their option to redeem those shares);

(и во избежание сомнений, в той мере, в которой указанные акции подлежат погашению по требованию держателя этих акций исключительно в результате реорганизации общества или крупной сделки (как эти термины толкуются в соответствии с применимым Российским законодательством), такие акции не учитываются для целей настоящего определения до момента предъявления держателем акций требования выкупить указанные акции);

(i) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)    любого обязательства встречного возмещения по гарантии, обязательству возмещения убытков, долговому обязательству, резервному или документарному аккредитиву или другому инструменту, выпущенному банком или любой кредитной организацией; и

(j) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.	(j) суммы ответственности по какому-либо обеспечению или возмещению убытков, причиненных любому лицу в отношении любой задолженности, указанной в подпунктах (а) — (i) выше.

“Export Contract” shall mean the supply contract no. FCP 101 8128 dated 31 December 2008 (as most recently amended on 17 June 2009 and as further amended from time to time) between the Borrower and Ericsson Sweden, together with any purchase order issued pursuant to and confirmed by Ericsson Sweden on or after 30 March 2009 for 869,565,000.00 (Eight hundred and sixty nine million five hundred and sixty five thousand) USD and supplement thereto;

«Экспортный Контракт» означает контракт на поставку №FCP 101 8128 от 31 декабря 2008 (с изменениями от 17 июня 2009 года и с впоследствии внесенными изменениями) между Заемщиком и Эрикссон Швеция, вместе с любым заказом на покупку согласно требованию и подтвержденным Эрикссон Швеция 30 марта 2009 года либо позднее на 869.565.000,00 (Восемьсот шестьдесят девять миллионов пятьсот шестьдесят пять тысяч) Долларов и дополнение к нему;

“Ericsson Russia” means Ericsson Corporatia AO, a closed joint stock company established and existing under the laws of the Russian Federation and having its registered address at 12, 8-Marta str., 127083 Moscow, Russian Federation;

«Эрикссон Россия» означает «Эрикссон Корпорация АО», закрытое акционерное общество, созданное и существующее по законодательству Российской Федерации и имеющее адрес места нахождения Ул. 8 Марта, 12, 127083, Москва, Россия;

“Ericsson Sweden” means Ericsson AB, Reg. No. 556056-6258, a limited liability company duly organised under the laws of Sweden, having its head office at Torshamnsgatan 23, 164 40, Kista, Stockholm, Sweden.

«Эрикссон Швеция» означает «Ericsson AB», общество с ограниченной ответственностью, созданное и существующее по законодательству Швеции, регистрационный номер 556056-6258, и имеющее адрес места нахождения Torshamnsgatan 23, 164 40, Kista, Stockholm,

Sweden.

1.2. Interpretations	1.2. Толкование

Unless a contrary indication appears any reference in this Agreement to:	При отсутствии указания об ином, любая ссылка в настоящем Договоре на:

“affiliate” shall be construed as, in respect of a company or corporation, any entity controlled, directly or indirectly, by that company or corporation, any entity which controls that company or corporation either directly or indirectly or any entity which is under common control with another affiliate of the company or corporation;

«аффилированное лицо» истолковывается, в отношении общества или компании, как ссылка на любое лицо, которое контролируется, прямо или косвенно, вышеуказанным обществом или компанией; любое лицо, которое контролирует указанное общество или компанию, прямо или косвенно; любое лицо, которое находится под общим контролем другого аффилированного лица указанного общества или компании;

“month” shall be construed to mean a period starting on one day in a calendar month and ending on the numerically corresponding day of the next calendar month, except that:	«месяц» означает период времени, начинающийся в один день календарного месяца и заканчивающийся в соответствующий в численном выражении день следующего календарного месяца, если не считать того, что:

(1)   (subject to the provisions of the paragraph (2) below) if the numerically corresponding day is not a Business Day, that the aforementioned period shall end on the next Business Day in that calendar month in which that period is to end if there is one or, if there is not, on the immediately preceding Business Day;

(1)   (при условии соблюдения положений нижеприведенного пункта (2)) в случае, если соответствующий в численном выражении день не является Рабочим Днем, окончание указанного периода переносится на следующий Рабочий День в том календарном месяце, в каком этот период должен закончиться, если такой следующий Рабочий День имеет место, или на непосредственно предшествующий Рабочий День, если такого следующего Рабочего Дня нет;

(2) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month;

(2)   в случае отсутствия соответствующего в численном выражении дня в календарном месяце, в котором указанный период должен закончиться, окончание этого периода устанавливается в последний Рабочий день в таком календарном месяце;

an expression «calculated in the currency of the Maximum Amount» relating to any term or amount shall mean an equivalent of the respective amount in the currency the Maximum Amount is expressed to be in, calculated (as applicable to the relevant currency):

выражение «рассчитанный в валюте Максимальной Суммы» в отношении любого термина или суммы означает эквивалент соответствующей суммы в валюте, в которой выражена Максимальная Сумма, рассчитанный (поскольку применимо к соответствующей валюте):

(1) at an exchange rate of the respective currency for Ruble, or	(1) по курсу соответствующей валюты к Рублю, либо

(2) at a cross-rate of the currency, the Maximum Amount is expressed to be in, for the currency, the respective Advance is disbursed in, computed basing on exchange	(2) по кросс-курсу валюты, в которой выражена Максимальная Сумма, к валюте, в которой предоставлена соответствующая Выплата, определенному на основании курсов таких

rate of such currencies for Ruble,	валют к Рублю,

the calculation shall be made on the basis of official exchange rates of foreign currencies fixed by the Central Bank of the Russian Federation as on the date of such calculation;	расчет производится на основании официальных курсов иностранных валют к Рублю, установленных Центральным Банком Российской Федерации на дату такого расчета;

any word in the singular includes plural and vice versa.	любое слово в единственном числе включает ссылку на множественное и наоборот.

2. SUBJECT OF THE AGREEMENT	2. ПРЕДМЕТ ДОГОВОРА

2.1. Subject to the terms of this Agreement, the Bank agrees to make available to the Borrower the Facility in an aggregate amount not exceeding the Maximum Amount on the terms and conditions herein and the Borrower undertakes to repay the Principal Amount, pay interest accrued thereon and other amounts payable to the Bank under this Agreement, as well as to perform all other obligations hereunder.

2.1. В соответствии с условиями настоящего Договора Банк соглашается предоставить Заемщику Линию в размере, не превышающем Максимальную Сумму, на условиях и положениях, установленных настоящим Договором, а Заемщик обязуется возвратить Основной Долг, уплатить проценты, начисленные на него, и иные суммы, подлежащие уплате в соответствии с настоящим Договором, а также исполнить все иные обязательства по настоящему Договору.

3. AVAILABILITY	3. ПРЕДОСТАВЛЕНИЕ

3.1. The Facility shall be made available to the Borrower in the form of the Advances within the Available Facility. Upon expiry of the Availability Period the Available Facility shall be canceled.	3.1. Линия предоставляется Заемщику в форме Выплат в пределах Доступной Суммы. По истечении Периода Предоставления Доступная Сумма аннулируется.

3.2. Notwithstanding anything herein to the contrary, the availability of the Facility is entirely and solely at the discretion of the Bank and provided that the required funds are available to the Bank at the moment of Drawdown Notice receipt and disbursement of any Advance shall be subject to the Bank’s preliminary approval in each particular case.

3.2. Несмотря на любое положение настоящего Договора об обратном, предоставление Линии осуществляется полностью и исключительно по усмотрению Банка и при условии, что необходимые средства доступны для Банка на момент получения Заявления о Предоставлении, и предоставление любой Выплаты обусловлено предварительным одобрением Банком в каждом конкретном случае.

3.3. The Advance shall be disbursed against Drawdown Notice.	3.3. Выплата предоставляется Заемщику на основании Заявления о Предоставлении.

3.4. The Borrower shall not (save as the Bank may otherwise agree in writing) submit Drawdown Notice to the Bank until the Bank shall have confirmed to the Borrower in writing due fulfillment of Conditions Precedent set forth in Clause 10 hereof.

3.4. Заемщик не вправе (если Банк не согласится на иное в письменной форме) направлять в Банк Заявление о Предоставлении до момента письменного подтверждения Банком Заемщику выполнения всех Предварительных Условий, указанных в Статье 10 настоящего Договора.

3.5. The Drawdown Notice shall be (save as the Bank may otherwise agree in writing) executed	3.5. Заявление о Предоставлении (если Банк не согласится на иное письменно) должно быть

and submitted to the Bank in accordance with the following requirements:	оформлено и предоставлено в Банк в соответствии со следующими требованиями:

3.5.1 shall be signed by the chief executive officer of the Borrower or by a person, authorised on the Borrower’s behalf by respective power of attorney, and by the chief accountant of the Borrower or by the acting chief accountant of the Borrower on the basis of a respective appointment order;

3.5.1 подписано единоличным исполнительным органом Заемщика либо лицом, уполномоченным соответствующей доверенностью от имени Заемщика, а также главным бухгалтером Заемщика либо лицом, исполняющим обязанности главного бухгалтера Заемщика на основании соответствующего приказа;

3.5.2 shall be submitted to the Bank:	3.5.2 представлено в Банк:

(1) for Advances in Rubles - not later than 12.00 MSK of the date falling at least 1 (One) Business Days prior to the proposed date for disbursement of such Advance,	(1) для Выплат в Рублях - не позднее 12.00 МСК даты, наступающей не менее чем за 1 (Один) Рабочий День до предполагаемой даты предоставления соответствующей Выплаты,

for Advances in US Dollars or Euro - not later than 12.00 MSK of the date falling at least 2 (Two) Business Days prior to the proposed date for disbursement of such Advance, or	для Выплат в Долларах США или Евро - не позднее 12.00 МСК даты, наступающей не менее чем за 2 (Два) Рабочих Дня до предполагаемой даты предоставления соответствующей Выплаты либо

(2) subject to obtaining by the Borrower of prior written consent of the Bank - not later than 12.00 MSK of the proposed date for disbursement of such Advance in any currency;	(2) при условии получения Заемщиком предварительного письменного согласия Банка - не позднее 12.00 МСК предполагаемой даты предоставления соответствующей Выплаты в любой валюте;

3.5.3 shall be in form and substance acceptable to the Bank, and shall be in compliance with the terms and conditions of hereof and containing, inter alia:	3.5.3 по форме и содержанию приемлемо для Банка, а также соответствует условиям настоящего Договора и, помимо прочего, содержит:

(1) proposed date for disbursement of the Advance,	(1) предполагаемую дату предоставления Выплаты,

(2) proposed amount of such Advance,	(2) предполагаемую сумму такой Выплаты,

(3) Repayment Date for the relevant Advance,	(3) Дату Погашения данной Выплаты,

(4) details of an account the respective Advance is to be credited with;	(4) реквизиты счета, на который должна быть перечислена соответствующая Выплата;

3.5.4 the proposed amount of the Advance shall not exceed Available Facility and shall be an integral multiple by:	3.5.4 предполагаемая сумма Выплаты не превышает Доступную Сумму и является целой кратной:

1) for Advances in Rubles — 100,000,000.00 (One hundred million) Rubles	1) для Выплат в Рублях — 100.000.000,00 (Сто миллионов) Рублей

2) for Advances in US Dollars — 3,500,000.00 (Three million five hundred thousand) US Dollars;	2) для Выплат в Долларах США — 3.500.000,00 (Три миллиона пятьсот

тысяч) Долларов США;

3) for Advances in Euro — 2,500,000.00 (Two million five hundred thousand) Euro;	3) для Выплат в Евро — 2.500.000,00 (Два миллиона пятьсот тысяч) Евро;

or if the Available Facility is less than such amount, than the proposed amount of the Advance shall be equal to the Available Facility;	или, если Доступная Сумма меньше такой суммы, то предполагаемая сумма Выплаты должна быть равна Доступной Сумме;

3.5.5 the proposed date for disbursement of the Advance shall be a Business Day and shall fall not later than the Final Maturity Date;	3.5.5 предполагаемая дата предоставления Выплаты является Рабочим Днем и наступает не позднее Окончательной Даты Погашения;

3.5.6 the proposed Advance Tenor shall be:	3.5.6 предполагаемый Срок Выплаты составляет:

1 (One) month,	1 (Один) месяц,

2 (Two) months,	2 (Два) месяца,

3 (Three) months, or	3 (Три) месяца, или

any other period agreed with the Bank in writing, not exceeding 3 (Three) months, provided that the Advance Term shall in no case extend below the Final Maturity Date.	любой другой срок, согласованный с Банком в письменной форме, не превышающий 3 (Три) месяца, при этом Срок Выплаты в любом случае не может оканчиваться позже Окончательной Даты Погашения.

3.6. The Drawdown Notice shall be irrevocable once received by the Bank.	3.6. Заявление о Предоставлении является безотзывным с момента его получения Банком.

4. INTEREST	4. ПРОЦЕНТЫ

4.1. The period for which an Advance is outstanding shall be divided into successive periods (each referred to as the “Interest Period”).	4.1. Срок, в течение которого какая-либо Выплата остается непогашенной, разбивается на следующие друг за другом периоды (каждый из которых именуется «Процентный Период»).

Each Interest Period (save as otherwise provided for herein) shall consist of 3 (Three) months.	Каждый Процентный Период (если не указано иное) составляет 3 (Три) месяца..

Interest Periods for Advances with Advance Tenor being less than 3 (Three) months shall be equal to the respective Advance Tenor.	Процентный Период для Выплат со Сроком Выплаты менее 3 (Три) месяца равен соответствующему Сроку Выплаты.

4.2. On Interest Payment Date relating to each Advance the Borrower shall pay to the Bank interest accrued on respective Advance during the Interest Period.	4.2. В Дату Уплаты Процентов для каждой Выплаты Заемщик обязуются уплатить Банку проценты, начисленные на соответствующую Выплату в течение Процентного Периода.

4.3. In case the Borrower submits the Drawdown Notice pursuant to paragraph (1) of sub-clause 3.5.2 of this Agreement the rate of interest applicable to the Advance shall be an annual interest rate, calculated as follows:

4.3. В случае предоставления Заемщиком Заявления о Предоставлении в соответствии с абзацем (1) подпункта 3.5.2 настоящего Договора проценты на Выплату начисляются по годовой процентной ставке, рассчитываемой как:

(1) in respect of Advance made available in Rubles — a sum of the MosPrime and the	(1) в отношении Выплаты, предоставленной в Рублях — сумма МосПрайм и Маржи;

Margin;

(2) in respect of Advance made available in US Dollars — a sum of LIBOR, multiplied by the Adjustment Ratio, and the Margin;	(2) в отношении Выплаты, предоставленной в Долларах, — сумма ЛИБОР, умноженной на Коэффициент Коррекции, и Маржи;

(3) in respect of Advance made available in Euro — a sum of EURIBOR, multiplied by the Adjustment Ratio, and the Margin;	(3) в отношении Выплаты, предоставленной в Евро, — сумма ЕВРИБОР, умноженной на Коэффициент Коррекции, и Маржи;

4.4. In case the Borrower submits the Drawdown Notice pursuant to paragraph (2) of sub-clause 3.5.2 of this Agreement the rate of interest applicable to the Advance shall be an annual interest rate of a sum of the Cost of Funds and the Margin.

4.4. В случае предоставления Заемщиком Заявления о Предоставлении в соответствии с абзацем (2) подпункта 3.5.2 Статьи 3 настоящего Договора проценты на Выплату начисляются по годовой процентной ставке равной сумме Стоимости Фондирования и Маржи.

4.5. Interest shall be calculated daily on the basis of the actual number of days elapsed in a relevant Interest Period and a year of 365 days (or 366 days, if 29 February falls within relevant year).

4.5. Проценты рассчитываются ежедневно на основе фактического количества дней, истекших за соответствующий Процентный Период и 365 дней в году (или 366 дней, если в течение соответствующего года наступает 29 февраля).

4.6. For the avoidance of doubt interest shall accrue on outstanding indebtedness under Principal Amount on the beginning of the Bank’s transactional day, provided that the first and last day of each of the Interest Periods shall be considered as one day.

4.6. Во избежание сомнений, проценты начисляются на остаток задолженности по Основному Долгу на начало операционного дня Банка, при этом первый и последний день каждого Процентного Периода считается за один день.

5. FEES	5. ВОЗНАГРАЖДЕНИЯ

5.1 The Borrower shall pay to the Bank an arrangement fee in an amount equal to 0.25% (Zero point twenty-five per cent) of the Maximum Amount, payable in one installment within 10 (Ten) Business Days after the date hereof but in any case not later than the date on which the first Advance is made under the Agreement.

5.1 Заемщик должен уплатить Банку вознаграждение за предоставление Кредита в размере 0,25% (Ноль целых двадцать пять сотых процента) от Максимальной Суммы, такое вознаграждение должно быть уплачено единовременно в течение 10 Рабочих Дней с даты подписания настоящего Договора, но в любом случае не позднее даты предоставления первый Выплаты по настоящему Договору.

6. REPAYMENT	6. ПОГАШЕНИЕ

6.1. Each Advance granted hereunder shall be repaid on the Repayment Date for such Advance, but in any case not later than on the Final Maturity Date, and on such Repayment Date the Borrower shall repay to the Bank the amount of the principal under such Advance which remains outstanding, and the amount of interest accrued thereon. After repayment of the principal indebtedness under the Advance (in

6.1. Каждая Выплата, предоставленная по настоящему Договору, подлежит погашению в Дату Погашения для такой Выплаты, но в любом случае не позднее Окончательной Даты Погашения, при этом в такую Дату Погашения Заемщик обязуется выплатить Банку сумму основной задолженности по такой Выплате, оставшуюся непогашенной, и сумму начисленных на нее процентов. После

full or any part) the Borrower shall have right to re-borrow respective amount in accordance with the terms and conditions of this Agreement.	погашения суммы основной задолженности по Выплате (полностью либо частично) Заемщик вправе произвести повторную выборку соответствующей суммы в соответствии с условиями настоящего Договора.

6.2. In case on any date due to fluctuation of currency exchange rate, the Principal Amount (calculated in the currency of the Maximum Amount) exceeds the Maximum Amount by 5% (Five per cent), than the Borrower shall immediately, upon receipt of the relevant notice from the Bank, repay the sum of the mentioned exceeding indicated by the Bank in such notice.

6.2. В случае если в любую дату в результате колебания курсов валют Основной Долг (рассчитанный в валюте Максимальной Суммы) превысит Максимальную Сумму на 5% (Пять процентов), Заемщик обязан немедленно по получении соответствующего уведомления от Банка погасить сумму такого превышения, указанную Банком в упомянутом уведомлении.

6.3. On the Final Maturity Date the Borrower shall repay to the Bank any and all amounts outstanding under this Agreement.	6.3. В Окончательную Дату Погашения Заемщик обязуются выплатить Банку все суммы, невыплаченные по настоящему Договору.

6.4. Prolongation of the Advance Tenor.	6.4. Продление Cрока Выплаты.

6.4.1 Should the Bank receive a written application of the Borrower requesting to repay the Advance on a date occurring later than the Repayment Date for such Advance (the “Extended Repayment Date”) prepared substantially in the form of Annex 1 of this Agreement (the “Prolongation Notice”) and should the Bank agree to satisfy such request, the respective Advance shall be repaid on the mentioned Extended Repayment Date, provided that interest accrued on the respective Advance shall be paid on the original Repayment Date for such Advance.

6.4.1 Если Банк получил от Заемщика письменное заявление с просьбой о погашении Выплаты в дату, более позднюю, чем Дата Погашения для данной Выплаты, («Отсроченная Дата Погашения»), подготовленное по форме Приложения 1 к настоящему Договору, («Заявление о Продлении») и Банк согласился удовлетворить такую просьбу, то такая Выплата подлежит погашению в указанную Отсроченную Дату Погашения, при этом проценты, начисленные на соответствующую Выплату, должны быть уплачены в первоначальную Дату Погашения для такой Выплаты.

6.4.2 Each of the provisions of this Agreement (save as otherwise specially provided for) relating to the Repayment Date shall equally apply to the Extended Repayment Date. For the purposes of Clause 4 prolongation date shall be equated to the drawdown date of the respective Advance.

6.4.2 Каждое из положений настоящего Договора (если иное прямо не предусмотрено), которое относится к Дате Погашения, применяется в равной степени к Отсроченной Дате Погашения. Для целей Статьи 4 дата пролонгации приравнивается к дате предоставления Выплаты.

6.4.3 The Prolongation Notice shall be executed and submitted to the Bank in accordance with the following requirements:	6.4.3 Заявление о Продлении должно быть оформлено и предоставлено в Банк в соответствии со следующими требованиями:

6.4.3.1 shall be signed by the persons indicated in sub-clause 3.5.1 of Clause 3 hereof;	6.4.3.1 подписано лицами, указанными в пункте 3.5.1 Статьи 3 настоящего Договора;

6.4.3.2 shall be submitted to the Bank at least 3 (Three) Business Days prior to the Repayment Date for such Advance;	6.4.3.2 представлено в Банк не менее чем за 3 (Три) Рабочих Дня до Даты Погашения для соответствующей Выплаты;

6.4.3.3 shall be in form and substance acceptable to the Bank and shall contain, inter alia:	6.4.3.3 по форме и содержанию приемлемо для Банка и содержит, помимо прочего:

(1) a proposed Extended Repayment Date,	(1) предполагаемую Отсроченную Дату Погашения,
(2) proposed prolongation date,	(2) дату, в которую предполагается продление,
(3) the amount of the Advance.	(3) сумму Выплаты.

6.4.4 the proposed tenor of prolongation shall comply with requirements set forth in sub-clause 3.5.6 of Clause 3 hereof for Advance Tenor.	6.4.4 предполагаемый срок продления соответствует требованиям пункта 3.5.6 Статьи 3 настоящего Договора к Сроку Выплаты.

6.4.5 The Prolongation Notice shall be irrevocable once received by the Bank.	6.4.5 Заявление о Продлении является безотзывным с момента его получения Банком.

6.4.6 In case of disagreement with prolongation of the Advance the Bank shall notify the Borrower on rejection of Prolongation Notice at least 2 (Two) Business Days prior to the Repayment Date for such Advance.

6.4.6 В случае несогласия с продлением срока Выплаты Банк уведомляет Заемщика об отклонении Заявления о Продлении не позднее 2 (Двух) Рабочих Дней до Даты Погашения такой Выплаты.

6.5. Prepayment.	6.5. Досрочное погашение.

6.5.1 The Borrower shall have a right having submitted to the Bank a written application requesting to repay the Advance on a date occurring earlier than the Repayment Date for such Advance prepared substantially in the form of Annex 1 of this Agreement (the “Prepayment Notice”) to partially or wholly prepay any Advance.

6.5.1 Заемщик вправе, направив Банку письменное заявление с просьбой о погашении Выплаты в дату, более раннюю, чем Дата Погашения для данной Выплаты, подготовленное по форме Приложения 1 к настоящему Договору, («Заявление о Досрочном Погашении») частично или полностью погасить любую Выплату.

6.5.2 The Prepayment Notice shall be executed and submitted to the Bank in accordance with the following requirements:	6.5.2 Заявление о Досрочном Погашении должно быть оформлено и предоставлено в Банк в соответствии со следующими требованиями:

6.5.2.1 shall be submitted to the Bank at least 2 (Two) Business Days prior to the proposed date of prepayment;	6.5.2.1 представлено в Банк не менее чем за 2 (Два) Рабочих Дня до предполагаемой даты досрочного погашения,

6.5.2.2 shall be signed by the persons indicated in sub-clause 3.5.1 of Clause 3 hereof;	6.5.2.2 подписано лицами, указанными в пункте 3.5.1 Статьи 3 настоящего Договора,

6.5.2.3 shall be in form and substance acceptable to the Bank and shall contain, inter alia:	6.5.2.3 по форме и содержанию приемлемо для Банка и, помимо прочего, содержит:

(1) a proposed repayment date,	(1) предполагаемую дату досрочного погашения,
(2) an amount to be prepaid,	(2) досрочно погашаемую сумму,
(3) Break Costs incurred by prepayment, calculated by the Bank by the request from the Borrower at least 2 (Two) Business Days prior to the proposed date of prepayment,	(3) Расходы, Связанные с Изменением Сроков, вызванные досрочным погашением, рассчитанные Банком по просьбе Заемщика не менее чем за 2 (Два) Рабочих Дня до предполагаемой даты досрочного погашения,
(4) the date and number of the Drawdown Notice the prepaying Advance has been made available under;	(4) дату и номер Заявления о

Предоставлении, на основании которого выдана досрочно погашаемая Выплата.

6.5.2.4 an amount to be prepaid shall be equal to Principal Amount or, if less, shall be an integral multiple of	6.5.2.4 досрочно погашаемая сумма составляет целое кратное
1) for Advances in Rubles — 100,000,000.00 (One hundred million) Rubles	1) для Выплат в Рублях — 100.000.000,00 (Сто миллионов) Рублей
2) for Advances in US Dollars — 3,500,000.00 (Three million five hundred thousand) US Dollars;	2) для Выплат в Долларах США — 3.500.000,00 (Три миллиона пятьсот тысяч) Долларов США;
3) for Advances in Euro — 2,500,000.00 (Two million five hundred thousand) Euro; or if less shall be equal to outstanding amount of the Advance.	3) для Выплат в Евро — 2.500.000,00 (Два миллиона пятьсот тысяч) Евро; либо, если менее, равна непогашенной сумме Выплаты.

6.5.2.5 the proposed date for the prepayment shall be a Business Day,	6.5.2.5 предполагаемая дата досрочного погашения является Рабочим Днем.

6.5.4 The Prepayment Notice shall be irrevocable once received by the Bank. The Borrower shall repay the amount set forth in the Prepayment Notice on the indicated prepayment date.

6.5.4 Заявление о Досрочном Погашении является безотзывным с момента его получения Банком. Заемщик обязан погасить сумму, указанную в таком Заявлении о Досрочном Погашении, в указанную дату досрочного погашения.

6.5.5 The Borrower shall compensate the Bank for Break Costs simultaneously with the prepayment.	6.5.5 Заемщик обязан компенсировать Банку Расходы, связанные с Изменением Сроков, одновременно с досрочным погашением.

7. PAYMENTS	7. ПЛАТЕЖИ

7.1. All amounts due to the Bank pursuant to this Agreement shall be paid by the Borrower to the Bank, provided that any amount shall be received by the Bank before 4.00 p.m. MSK. Amounts credited in favour of the Bank after 4.00 p.m. MSK shall be considered as received on the next Business Day.

7.1. Все суммы, причитающиеся Банку в соответствии с настоящим Договором, должны быть уплачены Заемщиком Банку, при этом любая сумма должна быть получены Банком до 16.00 МСК. Суммы, зачисленные в пользу Банка позже 16.00 МСК, считаются полученными Банком на следующий Рабочий День.

7.2. Whenever any payment hereunder shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.	7.2. Если какой-либо платеж по настоящему Договору подлежит выплате в день, не являющийся Рабочим Днем, такой платеж должен быть осуществлен в ближайший следующий Рабочий День.

7.3. Unless the Bank otherwise agrees, each Advance shall be repaid by the Borrower in the same currency as that in which such Advance was made, each payment of interest shall be made in the currency of such Advance in respect of which such interest is payable and each payment in respect of costs and expenses shall be made in the currency in which the same

7.3. Если Банк не согласится на иное, каждая Выплата подлежит погашению Заемщиком в той же валюте, в которой она была предоставлена, каждый платеж процентов осуществляется в валюте Выплаты, на сумму которой начисляются такие проценты, и каждый платеж в отношении расходов и затрат осуществляется в

were incurred.	валюте, в которой таковые были понесены.

7.4. Direct Debit Right.	7.4. Право безакцептного списания.

7.4.1 For the purposes of due payment of any and all amounts due and payable to the Bank by the Borrower under this Agreement the Bank shall have a right (but shall not be obliged to), and the Borrower does hereby authorize the Bank without any further instruction or confirmation on its behalf, to debit directly any Account of the Borrower, with any amount within the credit balance on the respective Account of the Borrower.

7.4.1 В целях своевременной выплаты любых сумм, причитающихся и подлежащих уплате Банку со стороны Заемщика по настоящему Договору, Банк вправе (но не обязан), и Заемщик настоящим уполномочивает Банк без дальнейших распоряжений и подтверждений со стороны Заемщика списывать в безакцептном порядке любые суммы с любого из Счетов Заемщика в пределах положительного остатка на соответствующем Счете Заемщика.

7.4.2 Sub-clause 7.4.1 of the Clause 7 of the Agreement supplements respectively each of the Account Agreements.	7.4.2 Пункт 7.4.1 Статьи 7 настоящего Договора соответственно дополняет каждый из Договоров Счета.

7.4.3 In case the currency of the account is different from the currency the respective payment shall be performed in, the Bank shall have a right without any further instruction or confirmation on behalf of the Borrower to purchase with the moneys standing to the credit of the Account of the Borrower other currencies as may be necessary to effect such payment at the rate of exchange at which the Bank may effect the purchase in the ordinary course of business and allocate the amounts to making such a payment.

7.4.3 В случае, если валюта счета отличается от валюты, в которой должен быть совершен соответствующий платеж, Банк также вправе без дополнительных распоряжений или подтверждений со стороны Заемщика приобрести на денежные средства, находящиеся на таком Cчете Заемщика, соответствующую валюту в сумме, необходимой для совершения любого платежа по настоящему Договору, по обменному курсу, по которому Банк может приобрести таковую в ходе обычной деятельности, и направить данные суммы на осуществление такого платежа.

7.4.4 The Borrower hereby irrevocably and unconditionally authorizes the Bank to perform the above transactions.	7.4.4 Заемщик настоящим дает Банку свое безотзывное и безусловное согласие на совершение Банком указанных выше операций.

7.5. Payments received from the Borrower shall be applied to discharge the indebtedness of the Borrower to the Bank under this Agreement in the following order:	7.5. Платежи, полученные от Заемщика, применяются для погашения задолженности Заемщика перед Банком по настоящему Договору в следующем порядке:

7.5.1 unpaid interest payable pursuant to Clause 4 hereof	7.5.1 невыплаченные проценты, выплачиваемые в соответствии со Статьей 4 настоящего Договора;

7.5.2 Principal Amount;	7.5.2 Основной Долг;

7.5.3 unpaid Penalty payable pursuant to Clause 11 hereof;	7.5.3 невыплаченная Пеня, выплачиваемая в соответствии со Статьей 11 настоящего Договора;

7.5.4 unpaid costs and expenses of the Bank, including the additional amounts that may be due pursuant to Clause 12 hereof;	7.5.4 невыплаченные затраты и расходы Банка, в том числе дополнительные суммы, которые могут подлежать погашению в соответствии со Статьей 12 настоящего Договора;

7.5.5 any other amounts due and unpaid pursuant to this Agreement other than Principal	7.5.5. любые иные суммы, за исключением Основного Долга, подлежащие выплате, но не

Amount.	выплаченные в соответствии с настоящим Договором.

8. REPRESENTATIONS AND WARRANTIES	8. ЗАВЕРЕНИЯ И ГАРАНТИИ

8.1. The Borrower makes the representations and warranties set out in this Clause 8 and acknowledges that the Bank has entered into this Agreement in reliance on these representations and warranties. Each of the representations and warranties contained in this Clause 8 shall be deemed to be continually repeated by the Borrower on each date of receipt of Drawdown Notice by the Bank and on the first day of each calendar month by reference to the facts and circumstances then existing.

8.1. Заемщик представляет заверения и гарантии, изложенные в настоящей Статье 8, и признает, что Банк заключил настоящий Договор, полагаясь на эти заверения и гарантии. Каждое из заверений и гарантий, изложенных в настоящей Статье 8, считается постоянно возобновляемым Заемщиком на каждую дату получения Банком Заявления о Предоставлении и на первое число каждого календарного месяца на основании существующих на тот момент фактов и обстоятельств.

8.2. The Borrower is an open-joint stock company duly organised and validly existing under the laws of Russia being a separate legal entity, and has the full power, authority and the legal right, and has taken all corporate, legal and other action necessary to authorise the Borrower to execute, deliver, perform and observe the terms and conditions of this Agreement.

8.2. Заемщик является открытым акционерным обществом, должным образом учрежденным и осуществляющим свою деятельность в соответствии с законодательством России, а также является самостоятельным юридическим лицом, наделенным всеми полномочиями и юридическими правами, а также предпринял все корпоративные, правовые и иные действия, необходимые для заключения, совершения и исполнения им условий настоящего Договора.

8.3. All acts, conditions, consents, approvals and authorisations necessary to enable the Borrower to lawfully enter into this Agreement, exercise its rights and perform its obligations hereunder, to ensure that the obligations expressed to be assumed by it are legal, valid and binding and to make this Agreement admissible in evidence in Russia, have been done and obtained and are in full force and effect.

8.3. Были совершены, соблюдены и получены все действия, условия, разрешения и согласования, совершение, соблюдение и получение которых требуется для того, чтобы Заемщик мог на законных основаниях заключить настоящий Договор, осуществлять свои права и выполнять свои обязательства по настоящему Договору; обеспечить правомерность, действительность, юридическую силу обязательств, принятие которых Заемщиком непосредственно предусмотрено в настоящем Договоре, и обеспечить допустимость представления в качестве доказательства настоящего Договора на территории России.

8.4. No provision of law, ordinance, decree, instruction or regulation to which the Borrower is subject, no provision of any charter, by-law or similar instrument of the Borrower and no provision of any agreement or other instrument binding on the Borrower or to which the Borrower or its properties or revenues are subject is or will be contravened by the execution, delivery, performance or observance

8.4. Ни одно из положений закона, распоряжения, указа, инструкции или постановления, регулирующих деятельность Заемщика, устава, внутреннего или аналогичного документа Заемщика, а также любого договора или иного документа, имеющего обязательную силу для Заемщика, или регулирующего его деятельность, имущество или доходы, не нарушается и не

of terms and conditions of this Agreement such that the rights of the Bank or the obligations of the Borrower thereunder are adversely affected.	будет нарушено в результате заключения, совершения и исполнения условий настоящего Договора таким образом, что будут затрагиваться права Банка или обязательства Заемщика по ним.

8.5. The obligations to be assumed by the Borrower under this Agreement are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.

8.5. Обязательства, принятие которых Заемщиком непосредственно предусмотрено в настоящем Договоре, являются правомерными, действительными и обязательными к исполнению Заемщиком, имеющими в соответствии с условиями настоящего Договора исковую силу.

8.6. In any proceedings taken in Russia or any other jurisdiction in relation to this Agreement, the Borrower will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

8.6. В любых разбирательствах, начатых в России или любой другой юрисдикции в отношении настоящего Договора, Заемщик не вправе требовать для себя или любого своего имущества предоставления иммунитета от возбуждения иска, исполнения решения, наложения ареста или иных процессуальных действий.

8.7. The obligations of the Borrower under this Agreement will rank at least pari passu with all other unsecured and unsubordinated obligations of the Borrower, save those claims which are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

8.7. Обязательства Заемщика по настоящему Договору имеют, по крайней мере, равную очередность выполнения наравне со всеми иными его необеспеченными и несубординированными обязательствами, кроме обязательств перед кредиторами, требования которых удовлетворяются в преимущественном порядке в силу нормативных актов о банкротстве, несостоятельности, ликвидации или иных подобных нормативных актов общего применения.

8.8. The Borrower has not taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, liquidation, external management or supervision or for the appointment of a liquidator, external manager or temporary manager or similar officer of it or of any or all of its assets or revenues.

8.8. Заемщик не предпринимал никаких корпоративных действий, не имеет места и не существует угрозы начала каких-либо иных действий или судебных разбирательств против Заемщика с целью его роспуска, ликвидации, введения внешнего управления или наблюдения, а также назначения ликвидатора, внешнего управляющего, временного управляющего или аналогичного должностного лица в отношении него самого, любых или всех его активов или доходов.

8.9. No action or administrative proceeding of or before any court or agency which may, in the sensible and valid opinion of the Bank, have a Material Adverse Effect on the business or financial condition of the Borrower has been started or threatened.

8.9. Не имеет места и не существует угрозы начала судебных действий или административных разбирательств в каком-либо суде или органе, которые, по разумному и обоснованному мнению Банка, могли бы оказать Существенное Негативное Воздействие на деятельность или финансовое состояние

Заемщика.

8.10. The most recent financial statements of the Borrower have been prepared in accordance with Russian legislation.	8.10. Последняя (по времени) финансовая отчетность Заемщика подготовлена в соответствии с российским законодательством.

8.11. The Borrower is conducting its business and operations in compliance with all laws and regulations and all directives of governmental authorities having the force of law applicable or relevant to it.

8.11. Заемщик осуществляет свою деятельность и операции с соблюдением всех законов, нормативных актов и предписаний государственных органов, имеющих силу закона, применимых и относящихся к нему.

8.12. The Borrower does not have any overdue tax indebtedness in excess of 5% (Five per cent) of the value of the fixed assets of the Borrower, as this value is specified in the Borrower’s consolidated unaudited financial statements prepared in accordance with US GAAP at the end of the respective financial quarter or financial year which has not been contested in good faith and disclosed to the Bank.

8.12. Заемщик не имеет никакой просроченной задолженности по налоговым платежам, размер которой превышает 5% (Пять процентов) от величины балансовой стоимости активов Заемщика, как эта величина указана в консолидированной неаудированной финансовой отчетности Заемщика, подготовленной в соответствии с ГААП США на конец соответствующего финансового квартала или финансового года, срок уплаты которой наступил и которая не была бы им добросовестно оспорена и раскрыта Банку.

8.13. That there are occurring no facts or circumstances which constitute an Event of Default on each date the Borrower sends to the Bank Drawdown Notice.	8.13. На каждую дату направления Заемщиком Банку Заявления о Предоставлении не происходит никакое событие или обстоятельство, являющееся Случаем Досрочного Истребования.

9. COVENANTS	9. ОБЯЗАТЕЛЬСТВА

9.1. The Parties shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of Russia to enable it lawfully to enter into and perform and comply with its obligations under this Agreement and to ensure the legality, validity, enforceability or admissibility in evidence in Russia of this Agreement.

9.1. Стороны должны получить, выполнить условия и совершить все необходимые действия для сохранения в полной силе всех санкций, разрешений, регистраций, лицензий и согласий, необходимых в соответствии с законодательными и нормативными актами России для правомерного заключения настоящего Договора и исполнения своих обязательств по нему, а также для обеспечения правомерности, юридической силы, возможности приведения в исполнение или допустимости настоящего Договора в качестве доказательства в России.

9.2. The Borrower shall promptly inform the Bank of the occurrence of any material event which is or may become (with the passage of time or the giving of notice or both) an Event of Default and shall upon the Bank’s request confirm to the Bank that, save as previously notified to the Bank or as notified in such confirmation, no Event of Default has occurred.

9.2. Заемщик должен незамедлительно уведомлять Банк о наступлении любого существенного события, которое является или может стать (по прошествии времени, после направления уведомления или при сочетании указанных условий) Случаем Досрочного Истребования, и должен, по требованию Банка подтвердить последнему, что не произошло

никакого Случая Досрочного Истребования за исключением указанных ранее или указанных в таком подтверждении.

9.3. The Borrower shall ensure that at all times the claims of the Bank against it under this Agreement rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

9.3. Заемщик должен обеспечить, чтобы в любой момент требования Банка к нему по настоящему Договору имели, по крайней мере, равную очередность выполнения наравне с необеспеченными требованиями всех иных его кредиторов, кроме обязательств перед кредиторами, требования которых удовлетворяются в преимущественном порядке исключительно в силу нормативных актов о банкротстве, несостоятельности, ликвидации или иных подобных нормативных актов общего применения.

9.4. (a) The Borrower shall notcreate or permit to subsist any Encumbrance over any of its assets.	9.4. (a) Заемщик обязуется не создавать или не допускать существования какого-либо Обременения в отношении любых его активов.

(b) The Borrower shall not:	(b) Заемщик обязуется:

(i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower;	(i) не продавать, передавать или иным образом отчуждать любые его активы в случае, если они передаются или могут быть переданы в аренду или вновь приобретены Заемщиком;

(ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;	(ii) не продавать, передавать или иным образом отчуждать любую часть его дебиторской задолженности на условиях регресса;

(iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iii) не заключать какие-либо договоры, в соответствии с условиями которых денежные средства или доходы от банковского или иного счета могут быть использованы, зачтены либо сделаны условием совокупности счетов;

(iv) enter into any other preferential arrangement having a similar effect,	(iv) не заключать какие-либо иные преференциальные договоры, имеющие аналогичный эффект;

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.	в тех случаях, когда договор или сделка рассматриваются в первую очередь как способ увеличения величины Финансовой Задолженности или финансирования приобретения активов.

(c) Paragraphs (a) and (b) above do not apply to Permitted Encumbrance.	(c) Вышеописанные пункты (a) и (b) не применимы для Разрешенных Обременений.

9.5. The Borrower undertakes not to change materially the nature of its business (as described in the Charter) it carries on at the date hereof or not to enter into any unrelated business which might have a material affect on its business and financial condition, or not to announce its intention of doing so.

9.5. Заемщик обязуется существенно не изменять род своей деятельности (указанной в Уставе), которую он осуществляет на дату подписания настоящего Договора или не заниматься какой-либо не связанной с ней деятельностью, способной оказать существенное влияние на его хозяйственную деятельность или финансовое

состояние, либо не заявлять о своем намерении сделать это.

9.6. Under the laws of Russia, the Borrower will not be required to make any deduction or withholding from any payment made hereunder.	9.6. В соответствии с законодательством России Заемщик не должен производить какие-либо вычеты или удержания из суммы любого платежа, произведенного в соответствии с настоящим Договором.

10. CONDITIONS PRECEDENT	10. ПРЕДВАРИТЕЛЬНЫЕ УСЛОВИЯ

10.1. The conditions precedent hereof («Conditions Precedent») are:	10.1. К предварительным условиям для настоящего Договора («Предварительные Условия») относятся следующие:

10.1.1 absence of any Event of Default or any event which may become (with the passage of time or the giving of notice or both) any Event of Default, and disbursement of an Advance will not result in an Event of Default;

10.1.1 отсутствие наступившего Случая Досрочного Истребования или события, которое (по истечении времени или после соответствующего уведомления, или при стечении этих двух обстоятельств) может стать Случаем Досрочного Истребования, и предоставление Выплаты не приведет к возникновению Случая Досрочного Истребования;

10.1.2 receipt by the Bank of the duly signed by the Borrower original copy of this Agreement;	10.1.2 получение Банком надлежащим образом подписанного Заемщиком оригинала настоящего Договора;

10.1.3 receipt by the Bank of notarized copies of constitutive documents of the Borrower;	10.1.3 получение Банком нотариально заверенных копий всех учредительных документов Заемщика;

10.1.4 receipt by the Bank of the duly certified copies or original copies of corporate authorizations of the Borrower necessary for entering into this Agreement (in case such corporate authorizations is required under legislation of the Russian Federation or charter of the Borrower);

10.1.4 получение Банком надлежаще заверенных копий или оригиналов корпоративных одобрений Заемщика на заключение настоящего Договора (если такое одобрение требуется в соответствии с законодательством Российской Федерации и/или уставом Заемщика);

10.1.5 receipt by the Bank of duly certified copies of latest financial statements of the Borrower prepared in accordance with RAS with certification of tax authorities of its acceptance;	10.1.5 получение Банком надлежаще заверенных копии последней финансовой отчетности Заемщика, подготовленной в соответствии с РСБУ с отметкой налоговых органов о принятии;

10.2. In addition to the above, the following shall be considered as Conditions Precedent:	10.2. Помимо указанного выше, следующее также должно являться Предварительными Условиями:

(1) receipt by the Bank any document which the Bank may require, (including without limitation, in order to assess creditability of the Borrower, to perform “know your customer” procedures, etc.;

(1) получение Банком любых документов, которые вправе потребовать Банк в связи с настоящим Договором (в том числе, без ограничения, для оценки платежеспособности Заемщика, осуществления процедуры «знай своего .

клиента» и т.п.)
(2) receipt by the Bank of duly certified copies of latest financial statements of the Borrower prepared in accordance with US GAAP.	(2) получение Банком надлежаще заверенных копий последней финансовой отчетности Заемщика, подготовленной в соответствии с ГААП США.

11. LIABILITY	11. ОТВЕТСТВЕННОСТЬ

11.1. Any amount which the Borrower fails to pay to the Bank when due shall bear penalty interest (“Penalty”) at the rate calculated as a sum of Cost of Funds and 3.0% (Three per cent) per annum.	11.1. На любую сумму, которую Заемщик не уплатит Банку в установленный срок, начисляется пеня («Пеня») по ставке, равной сумме Стоимости Фондирования и 3,0% (Три процента) годовых.

For the purposes of the subclause 11.1. Clause 11, “Cost of Funds” shall mean the annual interest rate determined by the Bank acting reasonable and in good faith, on the basis of an interest rate at which the Bank, from time to time, would have been able to raise funds in the respective currency at the interbank money market in the respective amount for the overnight tenor, taking into consideration additional extra costs and expenses of the Bank on raising funds for such financing and subject to such interest rate corresponds market interest rates applicable for the similar financing and credit institutions. On a day which is not the Business Day a value of the Cost of Funds designated on the last preceding Business Day shall be applied.

Для целей пункта 11.1. Статьи 11 «Стоимость Фондирования» означает годовую процентную ставку, которую Банк определяет, действуя разумно и добросовестно, на основании процентной ставки, по которой Банк, в соответствующий момент времени, мог бы привлечь денежные средства в соответствующей валюте на межбанковском денежном рынке в соответствующей сумме на срок «овернайт», с учетом дополнительных расходов и затрат Банка на организацию привлечения такого финансирования, а также при условии, что такая ставка соответствует рыночным ставкам, применимым для схожего финансирования или схожих кредитных институтов. В день, не являющийся Рабочим Днем, используется значение Стоимости Фондирования, зафиксированное в последний предшествующий такому дню Рабочий День.

11.2. The Penalty shall accrue instead of the interest stipulated in Clause 4 hereof starting from the day following the date on which the respective amount is due and failed to be paid by the Borrower and until a date of actual receipt by the Bank of such amount inclusively.

11.2. Пеня начисляется вместо процентов, предусмотренных Статьей 4 настоящего Договора, начиная со дня, следующего за датой, в которую соответствующая сумма подлежала уплате и не была выплачена Заемщиком, по дату фактического получения Банком такой суммы включительно.

11.3. The Bank shall be entitled to decrease the Penalty at its sole discretion, provided that such decrease shall not prejudice the Bank’s right to restore the Penalty at any time in full.	11.3. Банк вправе уменьшить Пеню по своему усмотрению, при этом такое уменьшение не должно лишать Банк права восстановить Пеню в любое время полностью.

11.4. The Bank shall not be liable to the Borrower for any action lawfully taken or omitted to be taken by the Bank in connection with its obligations hereunder and for any claim, loss, damage or expense arising in connection with any such action or omission

11.4. Банк не несет ответственности перед Заемщиком за какое-либо правомерное действие или бездействие в связи с обязательствами Банка по настоящему Договору, а также никаких обязательств по какому-либо требованию, убыткам, возмещению убытков или расходов в

except insofar as the same results from the gross negligence, willful default or fraud of the Bank.	связи с таким действием или бездействием, за исключением случаев, когда таковые возникли в результате грубой небрежности, намеренного неисполнения обязательств или обмана со стороны Банка.

11.5. Liability of the Bank under this Agreement shall in any case be limited to direct loss incurred by the Borrower.	11.5. Ответственность Банка по настоящему Договору в любом случае должна быть ограничена реальным ущербом, понесенным Заемщиком.

12. CHANGE OF CIRCUMSTANCES	12. ИЗМЕНЕНИЕ ОБСТОЯТЕЛЬСТВ

12.1. To the extent that any change in future requirements of applicable law or of governmental or regulatory authorities shall increase the cost to the Bank of, or reduce the return from, maintaining the Facility by an amount which the Bank deems material, the Bank shall notify the Borrower on such changes and the Parties shall on the best effort basis consider terms and conditions hereof and possible amendments hereto on applicable for each of the Parties conditions provided that if within 15 (Fifteen) Business Days the Parties don’t agree amendments hereto, the Borrower shall have no right to submit new Drawdown Notice and the Bank shall have no right to make available new Advances until the expiration date of hereof and the Borrower shall, on such date, the Bank shall have specified, repay each outstanding Advance together with accrued interest thereon and any other amounts due to the Bank hereunder.

12.1. В случае, если по причине любого изменения в будущем требований действующего законодательства, государственных или регулирующих органов происходит увеличение затрат Банка по поддержанию размера Линии на сумму, которую Банк считает существенной, то Банк уведомит Заемщика о таких изменениях и Стороны примут все необходимые действия для обсуждения условий настоящего Договора, а также возможных изменений в него на приемлемых для каждой из Сторон условиях, при этом если в течение 15 (Пятнадцати) Рабочих Дней Стороны не договорятся о внесении изменений в Договор, то Заемщик более будет не вправе направлять новые Заявления о Предоставлении, а Банк не вправе предоставлять новые Выплаты, до истечения срока действия Договора, если Стороны не договорятся об ином, а Заемщик обязан в указанную Банком дату погасить каждую непогашенную Выплату вместе с начисленными на нее процентами и любыми другими суммами, причитающимися Банку по настоящему Договору

12.2. If (1) the Borrower repudiates this Agreement or does or causes to be done any act or thing evidencing an intention to repudiate this Agreement, or this Agreement is terminated for any reason; (2) at any time it is or becomes unlawful in accordance with applicable legislation for the Borrower to perform or comply with any or all of its obligations under this Agreement or any of the obligations of the Borrower thereunder are not or cease to be legal, valid, binding and in full force and effect and enforceable in Russia; (3) at any time it becomes not possible due to substantial change of circumstances or unlawful for the Bank to make, fund (fully or partially) or

12.2. В случае, если (1) Заемщик расторгает настоящий Договор, либо совершает или дает распоряжение о совершении каких-либо действий, подтверждающих намерение расторгнуть настоящий Договор, либо настоящий Договор прекращает свое действие по какой-либо иной причине; или (2) в тот или иной момент выполнение или соблюдение каких-либо или всех обязательств Заемщика по настоящему Договору является или становится для него неправомерным, либо какие-либо из обязательств Заемщика по настоящему Договору не являются или перестают быть правомерными, юридически действительными, обязательными к исполнению и действующими,

allow to remain outstanding any Advance (i) the Available Facility shall immediately be reduced to zero and (ii) the Borrower shall, on such date, the Bank shall have specified, provide the Bank with cash cover in the manner, in the amount and in the currency specified by the Bank the Borrower shall have no right to submit new Drawdown Notice and the Bank shall have no right to make available new Advances until the expiration date of hereof and the Borrower shall, on such date, the Bank shall have specified, repay each outstanding Advance together with accrued interest thereon and any other amounts due to the Bank hereunder.

а также имеющими исковую силу в России; или (3) если в то или иное время для Банка становится невозможным в силу существенного изменения обстоятельств или неправомерным предоставление полностью или частично какой-либо Выплаты по настоящему Договору либо допущение им того, чтобы такая Выплата оставалась непогашенной, то Заемщик более будет не вправе направлять новые Заявления о Предоставлении до истечения срока действия Договора, а Банк не вправе предоставлять новые Выплаты, если Стороны не договорятся об ином, а Заемщик обязан в указанную Банком дату погасить каждую непогашенную Выплату вместе с начисленными на нее процентами и любыми другими суммами, причитающимися Банку по настоящему Договору.

13. EVENTS OF DEFAULT	13. СЛУЧАИ ДОСРОЧНОГО ИСТРЕБОВАНИЯ

13.1. Each of the circumstance (taking into account a certain period or after notice, or at confluence of these two circumstances (if applicable)) described in this sub-clause 13.1 of Clause 13 shall be an Event of Default for the purposes of this Agreement.

13.1. Каждое из обстоятельств (с учетом определенного срока или после соответствующего уведомления, или при стечении этих двух обстоятельств (если применимо)), перечисленных в настоящем пункте 13.1 Статьи 13, является Случаем Досрочного Истребования для целей настоящего Договора.

13.1.1 The Borrower fails to pay any sum due from it under this Agreement at the time, in the currency and in the manner specified herein, except cases where such failure if capable of being remedied is caused by administrative or technical error and is not duly remedied within 3 (Three) Business Days as of the date of such failure..

13.1.1 Заемщик не выплачивает какую-либо сумму, причитающуюся с него по настоящему Договору, в тот срок, в той валюте и тем способом, которые предусмотрены в настоящем Договоре, за исключением случаев, когда такое нарушение (если его возможно устранить) возникает вследствие административной или технической ошибки и оно устраняется в течение 3 (Трех) Рабочих Дней с момента такого нарушения.

13.1.2 Any representation or statement made by the Borrower in this Agreement or in any notice or other document, certificate or statement delivered by it pursuant hereto or in connection herewith is or proves to have been incorrect or misleading on the date which such representation or statement was made, such representation or statement was not remedied or made true within 10 (Ten) Business Days of the earliest of the following dates: 1) on which the Bank gives notice of the breach to the Borrower, or 2) on which the Borrower becomes aware of such non-compliance..

13.1.2 Любое заверение или заявление, сделанное Заемщиком в настоящем Договоре или в любом уведомлении или ином документе, свидетельстве или отчете, предоставленном им в соответствии с настоящим Договором или в связи с ним, является или оказывается неверным или вводящим в заблуждение на дату, когда такое заверение или заявление было сделано, такое заверение или заявление не было исправлено либо сделано верным в течение 10 (Десяти) Рабочих Дней с 1) даты уведомления Банком Заемщика о таком нарушении или 2) даты, когда Заемщику становится известно о таком нарушении, в зависимости от того, какая

дата наступит ранее.

13.1.3 The Borrower fails duly to perform or comply with any of the obligations expressed to be assumed by it in this Agreement, and such failure if capable of being remedied is caused by administrative or technical error and is not duly remedied within 10 (Ten) Business Days of the earliest of the following dates: 1) on which the Bank gives notice of the breach to the Borrower, or 2) on which the Borrower becomes aware of such non-compliance.

13.1.3 Заемщик должным образом не выполняет и не соблюдает какие-либо иные свои обязательства по настоящему Договору, причем такое нарушение (если его возможно устранить) не устраняется в течение 10 (Десяти) Рабочих Дней с 1) даты уведомления Банком Заемщика о таком нарушении или 2) даты, когда Заемщику становится известно о таком нарушении, в зависимости от того, какая дата наступит ранее.

13.1.4 Any Financial Indebtedness is not paid when due (subject to the applicable period) or, any Financial Indebtedness is declared to be or otherwise becomes due and payable prior to its specified maturity (subject to the applicable period) or any financial creditor or creditors of the Borrower become entitled to declare any Financial Indebtedness due and payable prior to its specified maturity (subject to the applicable period), where the principal amount of (i) any single item of the Financial Indebtedness exceeds 10,000,000.00 (Ten million) US Dollars (or the countervalue thereof in any other currency), or (ii) the Financial Indebtedness in the aggregate exceeds 35,000,000.00 (Thirty-five million) US Dollars (or the countervalue thereof in any other currency).

13.1.4 Любая Финансовая Задолженность не оплачена в надлежащий срок (с учетом применимого срока), любая Финансовая Задолженность объявляется (или иным образом становится) подлежащей погашению и оплате до наступления предусмотренного срока (с учетом применимого срока), или какой-либо кредитор Заемщика получает право объявить любую Финансовую Задолженность Заемщика подлежащей погашению и оплате до наступления установленного срока ее погашения (с учетом применимого срока), при этом основная сумма (i) в каждом конкретном случае превышает 10.000.000,00 (Десять миллионов) Долларов США (или эквивалент этой суммы в любой другой валюте), или (ii) в совокупности превышает 35.000.000,00 (Тридцать пять миллионов) Долларов США (или эквивалент этой суммы в любой другой валюте).

13.1.5. The Borrower takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, liquidation, external management or supervision or for an amicable settlement with its creditors or for the appointment of a liquidator, external manager or temporary manager or similar officer of it or of any or all of its revenues and assets in any relevant jurisdiction.

13.1.5 Заемщик принимает решение (либо принимаются иные меры или начинается судебное разбирательство) по его роспуску, ликвидации, введению внешнего управления или наблюдения, либо по заключению мирового соглашения со своими кредиторами или назначению ликвидатора, внешнего управляющего, временного управляющего или аналогичного должностного лица в отношении Заемщика или любых его доходов и активов в любой соответствующей юрисдикции.

13.1.6 Any execution (save for any charge or execution against assets under Permitted Encumbrance) or distress is issued and/or levied against the material property, the total amount which in the aggregate more than 5% (Five per cent) of the value of the total assets of the Borrower, as this value is specified in the Borrower’s consolidated unaudited financial statements prepared in accordance with US

13.1.6 На имущество, обязательства или активы Заемщика, общая сумма которых в совокупности превышает 5% (Пять процентов) от величины основных средств Заемщика, как эта величина указана в консолидированной неаудированной финансовой отчетности Заемщика, подготовленной в соответствии с ГААП США на конец соответствующего финансового квартала или финансового года,

GAAP at the end of the respective financial quarter or financial year, undertaking or assets of the Borrower taken as a whole and such event is not remedied within 30 (Thirty) calendar days from the date it was arisen.

 обращено взыскание, за исключением обращения взыскания на имущество, находящееся под Разрешенным Обременением, или наложен арест, и такой арест или взыскание не сняты и не приостановлены в течение 30 (Тридцати) календарных дней с момента возникновения.

13.1.7 Any event occurs which under the laws of any relevant jurisdiction has a similar or analogous effect upon the Borrower to any of those events mentioned in sub-clause 13.1.5 or sub-clause 13.1.6 of this sub-clause 13.1 of Clause 13.

13.1.7 Наступает какое-либо событие, которое согласно законодательству соответствующей юрисдикции имеет аналогичные последствия для Заемщика, как и события, указанные в пункте 13.1.5 или пункте 13.1.6 настоящего пункта 13.1 Статьи 13.

13.1.8 By or under the authority of any relevant government all or a majority of the Borrower’s property is seized, nationalised, expropriated or compulsorily acquired. This subclause 13.1.8 of Clause 13 hereof shall not be applicable to any of the event specified in this subclause 13.1.8 of Clause 13 with regard to: (i) shares or assets of MTS Ukraine owned by the Borrower; or (ii) shares or assets of Bitel owed by the Borrower.

13.1.8 По распоряжению какого-либо соответствующего государственного органа производится конфискация, национализация, экспроприация или принудительное приобретение всего или большей части имущества Заемщика. Настоящий пункт 13.1.8 Статьи 13 настоящего Договора не применяется в случае наступления любого из вышеперечисленных событий в отношении (i) акций либо имущества МТС Украина, принадлежащих Заемщику; либо (ii) акций либо имущества Бител, принадлежащих Заемщику.

13.1.9 Any circumstances arise which give grounds in the reasonable opinion of the Bank for belief that the Borrower may not (or may be unable to) perform or comply with its obligations under this Agreement.

13.1.9 Возникает событие Существенного Негативного Воздействия, которое, по обоснованному мнению Банка, дает основание полагать, что Заемщик не может (или может быть не в состоянии) выполнять или соблюдать свои обязательства по настоящему Договору.

13.2. Upon the occurrence of an Event of Default and at any time thereafter, the Bank may by written notice to the Borrower:	13.2. По наступлении Случая Досрочного Истребования и в любой момент впоследствии Банк вправе посредством направления письменного уведомления в адрес Заемщика:

13.2.1 declare the Principal Amount to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or declare the Principal amount to be due and payable on demand of the Bank; and/or

13.2.1 объявить Основной Долг подлежащим немедленному погашению (после чего Основной Долг подлежит погашению в означенном порядке вместе с начисленными на него процентами и иными суммами, причитающимися с Заемщика по настоящему Договору), либо объявить Основной Долг подлежащим погашению по требованию Банка; и/или

13.2.2 declare that any undrawn portion of the Facility shall be cancelled, whereupon the same shall be cancelled and the Available Facility shall be reduced to zero.	13.2.2 объявить об аннулировании любой неиспользованной части Линии, после чего эта часть Кредита аннулируется и Доступная Сумма сводится к нулю.

13.3. If, pursuant to Clause 13.2 hereof, the Bank	13.3. Если на основании Статьи 13.2 настоящего

declares the Principal amount to be due and payable on demand of the Bank, then, and at any time thereafter, the Bank may by written notice to the Borrower require repayment of the Principal Amount on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or withdraw its declaration with effect from such date as it may specify in such notice.

Договора Банк объявляет о том, что Основной Долг подлежит погашению по требованию Банка, то после этого в любой момент Банк вправе посредством письменного уведомления в адрес Заемщика потребовать погашения Основного Долга в ту дату, которая будет указана им в таком уведомлении (после чего Основной Долг подлежит погашению в эту дату вместе со всеми начисленными на него процентами, а также всеми остальными суммами, причитающимися с Заемщика по настоящему Договору), либо Банк может отозвать свое объявление с даты, указанной Банком в таком уведомлении.

14. TAXES	14. НАЛОГИ

14.1. All payments by the Borrower hereunder shall be made without set-off, counterclaim, withholding, tax or any other deduction whatsoever, except to the extent, if any, required by law.

14.1. Все платежи Заемщика по настоящему Договору производятся без каких-либо зачетов, встречных требований, удержаний, налоговых или иных вычетов, за исключением случаев, когда это требуется согласно законодательству.

14.2. In the event that the Borrower is required by law to withhold amounts of tax on any payments to the Bank, the Borrower shall pay to the Bank such additional amounts as may be necessary to ensure that the Bank receives a net amount equal to the full amount which the Bank would have received if payment had not been made subject to such tax.

14.2. Если Заемщик в силу закона обязан производить удержание налоговых сумм из любых платежей в адрес Банка, то Заемщик выплачивает Банку дополнительные суммы, которые необходимы для того, чтобы Банк получил чистую сумму, равную полной сумме, которую Банк получил бы в случае, если бы налог с этого платежа не взимался.

14.3. Without prejudice to sub-clause 14.2 of this Clause 14, if the Bank is required to make any payment on of or on account of tax on or in relation to any sum received or receivable hereunder or if any liability in respect of any such payment is asserted or levied against the Bank, the Borrower shall, upon demand of the Bank, promptly indemnify the Bank against such payment or liability.

14.3. Несмотря на положения пункта 14.2 Статьи 14 настоящего Договора, если Банк обязан произвести какой-либо платеж в счет любого налога с любой суммы, которую он получил или должен получить по настоящему Договору, либо если на Банк налагается какая-либо ответственность по осуществлению такого платежа, то по требованию Банка Заемщик обязан незамедлительно возместить Банку сумму такого платежа или ответственности.

14.4. The term “tax” (amount of tax) includes all present and future taxes, levies, imposts, duties, withholdings and any restrictions or conditions imposed, assessed or collected by the Borrower’s or any jurisdiction.

14.4. Термин «налог» («налоговая сумма») включает все существующие в настоящее время или в будущем налоги, сборы, пошлины, суммы удержания, взимаемые в любой юрисдикции, в которой находится Заемщик, а также в любой иной применимой юрисдикции, все налагаемые условия и ограничения в такой юрисдикции.

15. INDEMNITIES	15. ГАРАНТИЯ ВОЗМЕЩЕНИЯ

15.1. The Borrower undertakes to indemnify the Bank against:	15.1. Заемщик обязуется компенсировать Банку:

15.1.1 any loss (expense, claim) or liability together with any VAT thereon (if applicable), which it may sustain or incur as a consequence of the occurrence of any Event of Default or any default by the Borrower in the performance of any of the obligations expressed to be assumed by it in this Agreement;

15.1.1 все убытки (расходы, требования), и любую материальную ответственность вместе с НДС (если применимо), которые Банк может понести вследствие наступления любого Случая Досрочного Истребования или любого неисполнения Заемщиком любых его обязательств, принятие которых Заемщиком непосредственно предусмотрено в настоящем Договоре;

15.1.2 Break Costs.	15.1.2 Расходы, Связанные с Изменением Сроков.

16. SECURITY	16. ОБЕСПЕЧЕНИЕ

Not applicable.	Не применимо.

17. INFORMATION	17. ИНФОРМАЦИЯ

Furnishing of information	Предоставление информации

17.1. The Borrower shall provide the Bank with:	17.1. Заемщик обязан предоставлять Банку:

17.1.1 the following financial statements:	17.1.1 следующую финансовую отчетность:

(i) the Borrower’s consolidated audited annual balance sheets and profit and loss accounts, together with the accompanying notes, contained in an independent auditors’ audit/review report, prepared in accordance with US GAAP, within 180 (One hundred and eighty) calendar days of the end of each financial year;

(i) аудированный годовой баланс и отчет о прибылях и убытках Заемщика (консолидированные), вместе с сопроводительными примечаниями, содержащимися в независимом аудиторском отчете подготовленные в соответствии с ГААП США, в течение 180 (Сто восемьдесят) календарных дней после окончания каждого финансового года;

(ii) the Borrower’s consolidated unaudited balance sheets and profit and loss accounts prepared in accordance with US GAAP, within 60 (Sixty) calendar days after the end of the financial quarter and within 120 (One hundred and twenty) calendar days after the end of the financial year of the Borrower;

(ii) не позднее 60 (Шестьдесят) календарных дней с даты окончания финансового квартала и 120 (Сто двадцать) календарных дней с даты окончания финансового года Заемщика —консолидированные неаудированные балансы и отчеты Заемщика о прибылях и убытках, подготовленные в соответствии с ГААП США;

(iii) the Borrower’s balance sheets and profit and loss accounts prepared in accordance with RAS, stamped by tax authority on receipt, within 35 (Thirty five) calendar days after the end of the financial quarter and within 95 (Ninety-five) calendar days after the end of the financial year.

(iii) не позднее 35 (Тридцать пять) календарных дней с даты окончания финансового квартала и 95 (Девяносто пять) календарных дней с даты окончания финансового года Заемщика — балансы и отчеты Заемщика о прибылях и убытках подготовленные по РСБУ, с отметкой налогового органа о принятии.

17.1.2 the Borrower’s other financial statements	17.1.2 прочую финансовую отчетность

insofar as they have been prepared or published.	Заемщика по мере ее подготовки или опубликования.

17.1.3 any other documentation or other evidence which the Bank may reasonably request to enable the Bank to carry out and be satisfied with the results of any and all know-your-customer and due-diligence requirements as per applicable law.

17.1.3 любую другую документацию или иные подтверждающие документы, которые Банк может разумно затребовать для целей проведения идентификации и анализа деятельности Заемщика согласно приемлемому закону и получения по ним результатов, удовлетворяющих Банк.

Personal Data	Персональные Данные

17.2. The Bank collects, keeps and processes Personal Data of the representatives, employees of the Borrower and members of the corporate authorities of the Borrower (and their representatives) in accordance with the requirements of Russian legislation and internal policies and procedures of the Bank for the purpose of fulfillment provisions hereof.

17.2. Банк осуществляет сбор, хранение и обработку Персональных Данных представителей и сотрудников Заемщика, а также участников коллегиальных органов управления Заемщика (и их представителей) в соответствии с требованиями российского законодательства, а также внутренних процедур и политик Банка в целях исполнения положений настоящего Договора.

18. COSTS AND EXPENSES	18. РАСХОДЫ И ЗАТРАТЫ

18.1. The Borrower shall, from time to time on sensible and valid demand of the Bank, reimburse the Bank for all duly confirmed costs and expenses (including translation costs, legal fees and tax consultant expenses) together with any VAT thereon (if applicable) incurred in or in connection with the preservation and/or enforcement of any of rights of the Bank under this Agreement.
Legal fees shall be preliminary agreed between the Bank and the Borrower within 5 (Five) Business Days as of the date of respective notification of the Bank. If the Borrower presents reasonable objections against the amount of such legal fees, the Parties shall on the best effort basis decrease such amount. If within this period the Parties don’t agree the amount of legal fees, such legal fees shall be deemed to be agreed and payable by the Borrower.

18.1. Заемщик периодически по разумному и обоснованному требованию Банка возмещает Банку все документально подтвержденные расходы и затраты (включая стоимость юридических и переводческих услуг, а также комиссионные налоговых консультантов) вместе с НДС по ним (если применимо), понесенные в связи с защитой и/или реализацией любых прав Банка по настоящему Договору. Расходы и затраты на юридические услуги подлежат предварительному согласованию между Банком и Заемщиком в течение 5 (Пяти) Рабочих Дней с даты направления Банком соответствующего уведомления Заемщику. В случае, если Заемщиком будут предоставлены мотивированные возражения против стоимости указанных юридических услуг, Стороны приложат совместные усилия для снижения такой стоимости. В случае, если в течение указанного срока Стороны не придут к соглашению о размере расходов и затрат на юридические услуги сумма таких расходов и затрат считается согласованной и подлежащей возмещению Заемщиком.

18.2. The Borrower shall pay all stamp, registration and other taxes to which this Agreement.	18.2. Заемщик оплачивает все гербовые, регистрационные и иные сборы, которые взимаются в настоящее время или в любое время впоследствии в отношении настоящего Договора.

19. CALCULATIONS AND CERTIFICATES	19. РАСЧЕТЫ И ДОКАЗАТЕЛЬСТВА

19.1. In any litigation or arbitration proceedings arising out of or in connection with this Agreement, the entries in the accounts maintained by the Bank are prima facie evidence of the matters to which they relate.

19.1. В любом судебном или арбитражном разбирательстве, возникающем в связи с настоящим Договором, записи учета Банка являются исчерпывающим подтверждением тех обстоятельств, к которым они относятся.

19.2. Any certification or determination by the Bank of a rate or amount under this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which the respective certification or determination relates.

19.2. Любое подтверждение либо определение Банка относительно ставки или суммы по настоящему Договору является подтверждением тех обстоятельств, к которым соответствующее подтверждение либо определение относится.

20. REMEDIES AND WAIVERS, PARTIAL INVALIDITY	20. СРЕДСТВА ПРАВОВОЙ ЗАЩИТЫ И ОТКАЗ ОТ ПРАВ, ЧАСТИЧНАЯ НЕДЕЙСТВИТЕЛЬНОСТЬ

20.1. Neither failure by the Bank to exercise, nor any delay by the Bank in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

20.1. Неосуществление Банком или задержка в осуществлении им какого-либо права или средства правовой защиты по настоящему Договору не является отказом от прав на их осуществление, равно как никакое разовое или частичное осуществление какого-либо права или реализация средства правовой защиты не препятствует реализации таковых в дальнейшем. Права и средства правовой защиты, предоставляемые по настоящему Договору, являются дополняющими, но не исключающими права и средства правовой защиты, предусмотренные законом.

20.2. If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

20.2. Если в то или иное время любое из положений настоящего Договора является или становится незаконным, юридически недействительным или не имеющим исковой силы в любом отношении в соответствии с законодательством какой-либо юрисдикции, это ни коим образом не затрагивает и не ущемляет законности, юридической действительности или возможности приведения в исполнение остальных положений настоящего Договора, равно как и законности, юридической действительности или возможности приведения в исполнение такого положения в соответствии с законодательством любой другой юрисдикции.

21. NOTICES	21. УВЕДОМЛЕНИЯ

21.1. Each communication to be made hereunder shall be made in writing and, unless otherwise stated, shall be made by fax, letter,	21.1. Все сообщения, направляемые в соответствии с настоящим Договором, должны быть оформлены в письменном виде и, при

ING Client System or express mail.		отсутствии указаний об ином, направлены по факсу, по почте по Системе «INGClient» или экспресс почтой.

21.2. Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen days’ written notice to the other specified another address) be made or delivered to that other person by e-mail or fax or letter at the address indicated in sub-clause 21.3 of this Clause 21 and shall be deemed to have been made or delivered, in the case of any communication made by fax or ING Client System, when dispatched or, in the case of any communication made by letter or express mail, when left at that address or (as the case may be) five days after being deposited in the post postage prepaid in an envelope addressed to it at that address.

21.2. Любое сообщение или документ, которые должны быть предоставлены одним лицом другому лицу согласно настоящему Договору, должны быть предоставлены (если только такое другое лицо не указало в письменном уведомлении, направленном за пятнадцать дней, другого адреса) такому иному лицу по электронной почте, или по факсу, или письмом по адресу, указанному в пункте 21.3 настоящей Статьи 21, и считается предоставленным при получении (в случае сообщения, сделанного по факсу или по Системе «INGClient») или (в случае сообщения, сделанного письмом или экспресс почтой) когда оно доставлено по указанному адресу или (в зависимости от ситуации) через пять дней после его отправки по почте (с оплаченной доставкой) в конверте, адресованном ему по указанному адресу.

21.3. Details.		21.3. Реквизиты.

(1) The Bank		(1) Банк

Contact details		Контактная информация

address:	36, Krasnoproletarskaya St., 127473, Moscow, the Russian Federation	адрес:	Российская Федерация, 127473 Москва, ул. Краснопролетарская, 36

fax:	+7 495 755 54 99	факс:	+7 495 755 54 99

e-mail address:	Victoria.Medvedeva@ingbank.com Tatyana.Noman@ingbank.com	адрес электронной почты:	Victoria.Medvedeva@ingbank.com Tatyana.Noman@ingbank.com

Contact persons		Контактные лица

name:	Victoria Medvedeva	Ф.И.О.:	Виктория Медведева

position:	Head of Lending Settlements	должность:	Начальник Отдела Оформления Кредитных Операций

name:	Tatiana Noman	Ф.И.О.:	Татьяна Номан

position:	Заместитель начальника отдела оформления кредитных операций	должность:	Deputy Head of Lending Settlements

(2) The Borrower		(2) Заемщик

Contact details		Контактная информация

address:	8/4a, Vorontsovskaya str., Moscow 109044	адрес:	Российская Федерация, 109147, Москва, ул. Воронцовская д. 8/4а.

fax:	+7 495 2232168	факс:	+7 495 2232168

e-mail address:	kans@mts.ru, avsmirn3@mts.ru,	адрес электронной почты:	kans@mts.ru, avsmirn3@mts.ru

Contact persons		Контактные лица

name:	Nikita Kapranov	Ф.И.О.:	Никита Капранов

position:	Head of Division	должность:	Начальник отдела УФРИР

name:	Alexander Smirnov	Ф.И.О.:	Александр Смирнов

position:	Expert of Department	должность:	Эксперт департамента

21.4. Drawdown Notice may be submitted to the Bank through INGClient System. The Drawdown Notice submitted to the Bank through INGClient System shall be in an electronic form, and with regard to the form minor deviations from the form in Annex 1 shall be allowed. The substance of the Drawdown Notice submitted to the Bank through INGClient System shall entirely comply with provisions hereof as to Drawdown Notices and shall be in compliance with requirements of an agreement for the provision of services by means of INGClient System applying to Instructions (as this term is defined in such agreement).

21.4. Заявление о Предоставлении может быть передано в Банк с использованием Системы «INGClient». Заявление о Предоставлении, передаваемые с использованием Системы «INGClient», составляются в электронной форме, при этом в отношении формы допускаются незначительные отклонения от формы в Приложении 1 к настоящему Договору. Содержание Заявления о Предоставлении, передаваемого с использованием Системы «INGClient», должно соответствовать всем требованиям настоящего Договора к Заявлению о Предоставлении, а также требованиям соответствующего договора о предоставлении услуг посредством Системы «INGClient», предъявляемым к Распоряжению (как этот термин определен в таком договоре).

21.5. Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the Russian language or accompanied by a translation thereof into Russian, certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

21.5. Любое сообщение, которое должно быть предоставлено одной Стороной другой согласно настоящему Договору, должно быть составлено на русском языке, либо должно сопровождаться переводом на русский язык, заверенным (должностным лицом, направляющим такое сообщение) как верный и точный его перевод.

22. EFFECTIVE PERIOD, PRIOR ARRANGEMENTS		22. СРОК ДЕЙСТВИЯ, ПРЕДШЕСТВУЮЩИЕ ДОГОВОРЕННОСТИ

22.1. This Agreement shall come into force as of the date first written above and shall remain effective until full repayment of the Principal Amount and payment of all amounts due to the Bank under this Agreement in full but in any case not earlier than on the Final Maturity Date.

22.1. Настоящий Договор вступает в силу с даты, указанной на первой странице, и прекращает свое действие в дату полного погашения Заемщиком Основного Долга и выплаты всех сумм, подлежащих уплате по настоящему Договору, но в любом случае не ранее Окончательной Даты Погашения.

22.2. This Agreement constitutes the entire agreement between the Parties and shall supersede and override any prior agreements		22.2. Настоящий Договор представляет собой полное соглашение Сторон, заменяет собой и превалирует над всеми предшествующими

or arrangements of the Parties in respect of any relations regulated in this Agreement (including those in respect of the Confidential Information) whether written or verbal.

договоренностями Сторон по поводу любых отношений, регулируемых настоящим Договором, (в том числе по поводу Конфиденциальной Информации) вне зависимости от того были ли они достигнуты Сторонами в письменной или устной форме.

22.3. All amendments and supplements hereto must be agreed in writing, all waivers from the Bank shall be effective only if in writing.	22.3. Все изменения и дополнения в настоящий Договор должны быть совершены в письменной форме, все согласия со стороны Банка имеют силу, только если совершены в письменной форме.

23. GENERAL TERMS AND CONDITIONS	23. ОБЩИЕ УСЛОВИЯ

23.1. Insofar as no specific provisions to the contrary have been made herein, this Agreement shall be subject, besides all, to the General Terms and Conditions of the Bank, a copy of which the Borrower hereby confirms having received.

23.1. При отсутствии в настоящем Договоре специальных указаний об ином, настоящий Договор, помимо прочего, регулируется Общими Условиями Банка. Настоящим Заемщик подтверждает получение копии вышеуказанных Общих условий Банка.

24. ASSIGNMENT	24. УСТУПКА ПРАВ

24.1. The Borrower shall not be entitled without the prior written consent of the Bank to assign or transfer all or any of its rights (claims) under this Agreement.	24.1. Заемщик не имеет права без предварительного письменного согласия Банка уступить или передать свои права (требования) по настоящему Договору ни полностью, ни частично.

24.2. The Bank may at any time assign all or any of its rights (claims) hereunder without any consent of the Borrower:	24.2. Банк вправе в любой момент уступить полностью или частично свои права (требования) по настоящему Договору без согласия Заемщика:

(i) before occurrence of an Event of Default — to any of the Bank’s affiliates, to any national central bank or federal reserve,	(i) до наступления Случая Досрочного Истребования — любому аффилированному лицу Банка, любому национальному центральному банку или федеральному резерву,

(ii) after occurrence of an Event of Default — to any person.	(ii) после наступления Случая Досрочного Истребования — любому лицу.

24.3. The Borrower hereby confirms that the identity of the Bank is not materially significant for it (within the meaning of article 388 of the Civil Code of the Russian Federation).	24.3. Заемщик настоящим подтверждает, что личность Банка не имеет для него существенного значения (в смысле статьи 388 Гражданского кодекса Российской Федерации).

25. NON-DISCLOSURE AND REFERENCES	25. КОНФИДЕНЦИАЛЬНОСТЬ И УПОМИНАНИЯ

25.1. The Parties shall consider the entire content and each provision of this Agreement	25.1. Стороны обязаны рассматривать все содержание и каждое положение настоящего

as well as any information (including Personal Data) related to concluding, performing or breach of this Agreement (the “Confidential Information”) as confidential information. Neither Party shall, without prior written consent of the other Party, disclose Confidential Information to any third party, unless this Agreement expressly provides for otherwise.

Договора, а также информацию (включая Персональные Данные), связанную с заключением, исполнением или нарушением настоящего Договора («Конфиденциальная Информация»), как конфиденциальную информацию. Каждая из Сторон обязуется без предварительного письменного согласия другой Стороны не раскрывать Конфиденциальную Информацию ни одному третьему лицу, если иное прямо не предусмотрено настоящим Договором.

25.2. The Parties shall have a right to disclose the Confidential Information:	25.2. Стороны вправе раскрывать Конфиденциальную Информацию:

(1) to its own professional consultants (including external lawyers, accountants, auditors) and other persons for the purposes of the subclause 24.2 of Clause 24 hereto, provided that the disclosing Party shall ensure non-disclosure of the Confidential Information by such consultants and/ or persons;

(1) собственным профессиональным консультантам (в том числе, внешним юристам, бухгалтерам, аудиторам), а также иным лицам для целей пункта 24.2 Статьи 24 настоящего Договора, при условии обеспечения раскрывающей Стороной неразглашения Конфиденциальной Информации такими консультантами и/ или лицами;

(2) to its affiliates;	(2) своим аффилированным лицам;

(3) to other persons, in case mandatory disclosure of an information to such persons is stipulated by applicable legislation or such disclosure is required to protect rights and interests of the Bank.	(3) иным лицам, в случаях, когда обязательное раскрытие информации таким лицам предусмотрено применимым законодательством, требованиями бирж и регуляторов.

25.3. In any public announcement relating to this Agreement the Bank shall be referred to as: ING Commercial Banking (official legal name “ING BANK (EURASIA) ZAO” (Closed Joint Stock Company)).

25.3. В любом публичном сообщении, связанном с настоящим Договором, Банк должен упоминаться как: ING Commercial Banking (фирменное наименование - «ИНГ БАНК (ЕВРАЗИЯ) ЗАО» (ЗАКРЫТОЕ АКЦИОНЕРНОЕ ОБЩЕСТВО)).

26. LAW AND JURISDICTION	26. ПРАВО И ЮРИСДИКЦИЯ

26.1. This Agreement shall be governed by and construed in accordance with the laws of the Russian Federation.	26.1. Настоящий Договор регулируется и толкуется в соответствии с законодательством Российской Федерации.

26.2. Any dispute, controversy or claim which may arise out of or in connection with this Agreement, or the execution, breach, termination or invalidity thereof, shall be settled by the State economic court of the City of Moscow (Arbitrazhniy sud goroda Moskvy).

26.2. Все споры, разногласия или требования, возникающие из настоящего Договора или в связи с ним, в том числе касающиеся его исполнения, нарушения, прекращения или недействительности, подлежат разрешению в Арбитражном суде города Москвы.

27. GOVERNING LANGUAGE AND COUNTERPARTS	27. ЯЗЫК И ЭКЗЕМПЛЯРЫ ДОГОВОРА

27.1. This Agreement shall be executed in the Russian and English languages, whereas the Russian version of this Agreement shall prevail in case of any discrepancies.	27.1. Настоящий Договор составлен на русском и английском языках, при этом русский текст настоящего Договора имеет преимущественную силу в случае каких-либо расхождений.

27.2. Signed in as many originals as Parties to this Agreement.	27.2. Подписано в количестве оригиналов в соответствии с количеством Сторон настоящего Договора.

SIGNATURES/ПОДПИСИ СТОРОН

On behalf of the Bank:	От имени Банка:

signature/подпись	signature/подпись

name/Ф.И.О.:	name/Ф.И.О.: N.N. Londarenko / Н.Н. Лондаренко

title/должность:	title/должность: Chief Accountant/Главный бухгалтер

On behalf of the Borrower:	От имени Заемщика:

signature/подпись	signature/подпись

name/Ф.И.О.: A.V. Kornia / А.В.Корня	name/Ф.И.О.: I.R.Borisenkova / И.Р. Борисенкова

title/должность: Vice-president economic and finances / Вице-президент по экономике и финансам	title/должность: Chief Accountant/Главный бухгалтер

Due to entering into this Agreement the Borrower hereby expresses its explicit consent/refusal for submission of all available to the Bank information, related to this Agreement, to a bureau of credit histories to the extend stipulated by article 4 of the Federal Law dated 30.12.2004 No 218-FZ “On Credit Histories”.

В связи с заключением настоящего Договора Заемщик выражает свое согласие/несогласие на предоставление всей имеющийся у Банка информации, связанной с настоящим Договором, в бюро кредитных историй в пределах, установленных статьей 4 Федерального закона от 30.12.2004г. № 218-ФЗ «О кредитных историях».

☐ agree/согласен ☐ disagree/не согласен

signature/подпись	signature/подпись

name/Ф.И.О.: A.V. Kornia / А.В.Корня	name/Ф.И.О.: I.R.Borisenkova / И.Р. Борисенкова

title/должность: Vice-president economic and finances / Вице-президент по экономике и финансам	title/должность: Chief Accountant/Главный бухгалтер

Приложение 1. ФОРМА Заявления о предоставлении Выплаты / Annex 1. FORM of Drawdown Notice

127473, Москва, ул. Краснопролетарская, 36 Российская Федерация	☐ Заявление о предоставлении Выплаты/ Drawdown notice № заявки /ref. ☐ Заявление о продлении Выплаты/ Rollover notice ☐ Извещение о погашении/ Repayment notice
Суммы компенсации убытков, понесенных Банком вследствие досрочного погашения кредита/ Breakage cost	☐ Суммы основного долга/ Principal amount	☐ Начисленных процентов/ Interest accrued	☐ Части долга/ Partial amount	☐
☐ Досрочная выплата/ Pre-payment notice

	Суммы основного долга/ Principal amount	☐ Начисленных процентов / Interest accrued	☐ Части долга/ Partial amount	☐

Вниманию/ Attention — Виктории Медведевой Кредитный инспектор/ Loan administration Officer - Тел./Tel. 7-495-755 54 00 Факс/ Fax: 7-495-755 54 99

Название организации/ Client’s name:
Адрес/ Address:
Исполнитель/ Contact person:
Тел./Tel.:
Кредитное соглашение (Номер,Дата,Сумма,Валюта)/ Agreement (Number,Date, Amount, Currency):

Согласно вышеуказанному кредитному соглашению Заемщик извещает Банк о согласии со списанием/зачислением суммы/ Referring to the above mentioned agreement the Borrower hereby gives the bank a notice that the Borrower irrevocably commits to borrow/repay the following amount:

В соответствии с получением и продлением ссуды/ In respect of Drawdown or Rollover:

Сумма/ Amount     .Валюта/ Currency               Процентная Ставка/Interest Rate
Дата выдачи (продления) Выплаты/ Start date of drawdown rollover)
Дата погашения Выплаты/ Maturity date of the Advance
Окончательная дата погашения / Final Maturity date
Просим перечислить на наш текущий (расчетный) счет №/ Account to be credited:_

В соответствии с частичной, досрочной выплатой процентов или основного долга/ In respect of pre-payment, repayment of interest and/or principal amount:

Сумма основного долга/ Amount of principal_
Сумма процентов/ Amount of interest_
Сумма компенсации расходов, понесенных Банком вследствие досрочного погашения кредита
/Breakage cost
Валюта/Currency
Дата погашения/ Payment date_
Просим списать с нашего текущего (расчетного) счета№/ Account to be debited:

Заемщик настоящим подтверждает Банку, что на дату подписания настоящего Заявления о предоставлении Выплаты (а) не произошло никакого существенного негативного изменения в финансовом, корпоративном и хозяйственном положении Заемщика, которое может оказать негативное влияние на исполнение им своих платежных обязательств по Договору; (b) Банку были предоставлены все документов согласно Статье 10 Договора; (с) не наступил и не имеет место в настоящий момент никакой Случай неисполнения обязательств, а также не произошло никакого события, которое может стать (по прошествии времени, после направления уведомления или при сочетании указанных условий) Случаем неисполнения обязательств, и заверения и гарантии Заемщика, указанные в Статье 8 настоящего Договора, являются верными по отношению к фактам и обстоятельствам, существующим на дату подписания настоящего Уведомления о предоставлении Выплаты.  /

The Borrower does hereby confirm to the Bank that at the date of this Drawdown Notice (a) there has been no Material Adverse Effect in the financial, corporate and business status of the Borrower which may have a negative impact on its payment obligations under the Agreement; (b) each document referred to in Article 10 of the Agreement has been received by the Bank; (c) no Event of Default has occurred and is continuing, no event has occurred which may become (with the passage of time or the giving of notice or both) an Event of Default and the representations and warranties set out in Article 8 of the Agreement are true with respect to the facts and circumstances existing on the date hereof.

Подпись ответственного лица/ Signature A	Подпись ответственного лица/ Signature B

STAMP

Дата/ Date